As filed with the Securities and Exchange Commission on November 3, 2010.
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	6159	52-0551284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 LEADENHALL ROAD
MT. LAUREL, NEW JERSEY 08054
(856) 917-1744
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Brown
Senior Vice President, General Counsel and Secretary
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(856) 917-1744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Registration
Securities to be Registered	Registered	Offering Price Per Unit	Offering Price(1)	Fee(2)
9.250% Senior Notes due 2016	$350,000,000	100%	$350,000,000	$24,955

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	The unused registration fee for the $2,000,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by PHH Mortgage Capital LLC, the Registrant’s majority-owned subsidiary, under Registration Statement No. 333-148166 on Form S-3/A and not previously sold, for which the filing fee of $78,600.00 was previously paid, has been applied against the filing fee due in connection with this registration statement pursuant to Rule 457(p). No additional filing fee is paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the prospectus is in its final form. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2010

PROSPECTUS

PHH CORPORATION

Offer to exchange $350.0 million aggregate principal amount of 9 1/4% Senior Notes Due 2016 (which we refer to as the old notes) for $350.0 million aggregate principal amount of 9 1/4% Senior Notes Due 2016 (which we refer to as the new notes) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2010, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

•	We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

•	The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

•	The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption “Certain U.S. Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•	We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

There is no established trading market for the new notes or the old notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which this registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities., we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts. Forward-looking statements in this prospectus and in the information incorporated by reference into this prospectus include, but are not limited to, statements concerning the following: (i) our expectations regarding the impact of the adoption of recently issued accounting pronouncements on our financial statements; (ii) our belief that we would have various periods to cure an event of default if one or more notices of default were to be given by our lenders or trustees under certain of our financing agreements; (iii) our continued belief that the amount of securities held in trust related to our potential obligation from our reinsurance agreements will be significantly higher than claims expected to be paid; (iv) our belief that our private label services agreements with Merrill Lynch Capital Corporation will be renewed consistent with applicable contract terms; (v) our belief that we will not initiate a foreclosure moratorium; (vi) our belief that the Homeowner Affordability and Stability Plan programs had a favorable impact on mortgage industry originations which may continue during the remainder of 2010; (vii) our expectations regarding origination volumes, including purchase originations, and loan margins in the mortgage industry; (viii) our belief that the Homeowner Affordability and Stability Plan’s loan modification program provides additional opportunities for our Mortgage Servicing segment and could reduce our exposure to future foreclosure-related losses; (ix) our belief that our sources of liquidity are adequate to fund operations for the next 12 months; (x) our expected capital expenditures for 2010; (xi) our expectation that the London Interbank Offered Rate (“LIBOR”) and commercial paper, long-term U.S. Department of the Treasury (“Treasury”) and mortgage interest rates will remain our primary benchmark for market risk for the foreseeable future; and (xii) our expectation that we will continue to focus the types of mortgage loans that we originate in accordance with secondary market liquidity.

The factors and assumptions discussed below and the risks and uncertainties described and incorporated by reference in this prospectus and under “Risk Factors” could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the effects of continued market volatility or continued economic decline on the availability and cost of our financing arrangements and the value of our assets;

•	the effects of a continued decline in the volume or value of U.S. home sales and home prices, due to adverse economic changes or otherwise, on our Mortgage Production and Mortgage Servicing segments;

•	the effects of changes in current interest rates on our business and our financing costs;

•	our decisions regarding the use of derivatives related to mortgage servicing rights, if any, and the resulting potential volatility of the results of operations of our Mortgage Servicing segment;

•	the effects of increases in our actual and projected repurchases of, indemnification given in respect of, or related losses associated with, sold mortgage loans for which we have provided representations and warranties or other contractual recourse to purchasers and insurers of such loans, including increases in our loss severity and reserves associated with such loans;

•	the effects of reinsurance claims in excess of projected levels and in excess of reinsurance premiums we are entitled to receive or amounts currently held in trust to pay such claims;

ii

•	the effects of any significant adverse changes in the underwriting criteria of government-sponsored entities, including Fannie Mae and Freddie Mac, including any changes caused by the Dodd-Frank Wall Street Reform and Customer Protection Act;

•	the effects of any inquiries and investigations of foreclosure procedures by attorney generals of certain states and the U.S. Department of Justice;

•	the ability to maintain our status as a government-sponsored entity-approved servicer, including the ability to continue to comply with the government-sponsored entities’ respective selling and servicing guides, including any changes caused by the Dodd-Frank Wall Street Reform and Customer Protection Act;

•	changes in laws and regulations, including changes in mortgage- and real estate-related laws and regulations (including changes caused by the Dodd-Frank Wall Street Reform and Customer Protection Act) and state, federal and foreign tax laws and accounting standards;

•	the effects of the insolvency of any of the counterparties to our significant customer contracts or financing arrangements or the inability or unwillingness of such counterparties to perform their respective obligations, or to renew on terms favorable to us, under such contracts;

•	our ability to continue to comply with the terms of our significant customer contracts, including service level agreements;

•	the willingness or ability of automobile manufacturers to make new vehicles available to us on commercially favorable terms;

•	the ability to quickly reduce overhead and infrastructure costs in response to a reduction in revenue;

•	the ability to obtain financing (including refinancing existing indebtedness) on acceptable terms, if at all, to finance our operations or growth strategy, to operate within the limitations imposed by our financing arrangements and to maintain the amount of cash required to service our indebtedness;

•	the ability to maintain our relationships with our existing clients and to establish relationships with new clients;

•	a deterioration in the performance of assets held as collateral for secured borrowings;

•	the impact of the failure to maintain our credit ratings;

•	any failure to comply with covenants under our financing arrangements; and

•	the impact of actions taken or to be taken by the Treasury and the Board of Governors of the Federal Reserve System (the “Federal Reserve”) on the credit markets and the U.S. economy.

Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. In addition, we operate in a rapidly changing and competitive environment. New risk factors may emerge from time-to-time, and it is not possible to predict all such risk factors.

The factors and assumptions discussed above may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

SUMMARY

This summary highlights selected information more fully described elsewhere (or incorporated by reference) in this prospectus. This summary does not contain all of the information that you should consider before investing in the new notes. You should read the entire prospectus and the documents incorporated herein carefully, including the matters discussed in the section entitled “Risk Factors,” below and in the documents incorporated by reference.

In this prospectus, except as otherwise indicated, “PHH,” “the Company,” “we,” “our,” and “us” refer to PHH Corporation and its consolidated subsidiaries, and references to “Cendant” and “Cendant Corporation” refer to the successor to Cendant Corporation now known as Avis Budget Group, Inc. All references to the “notes” refer to both the old notes and the new notes, except as otherwise indicated.

Our Company

We are a leading outsource provider of mortgage production, mortgage servicing and fleet management services. We conduct our business through three operating segments: a Mortgage Production segment, a Mortgage Servicing segment and a Fleet Management Services segment. We refer to the combination of our Mortgage Production and Mortgage Servicing segments as Combined Mortgage Services.

Our Mortgage Production segment originates, purchases and sells mortgage loans through PHH Mortgage Corporation and its subsidiaries (collectively, “PHH Mortgage”). This segment focuses primarily on providing private-label mortgage services to financial institutions and real estate brokers throughout the United States. As of June 30, 2010, we were one of the top five retail originators of residential mortgages in the United States and the largest non-bank mortgage originator. We leverage three distinct distribution channels: financial institutions outsourcing (63% of 2009 volumes); real estate brokers (35% of 2009 volumes); and corporate relocation (2% of 2009 volumes). We believe that many consumers rely upon the recommendation of a real estate broker or financial advisor when they are in the market for a mortgage; therefore, we benefit from access to a variety of trusted brands within each of our channels, such as Charles Schwab Bank, Coldwell Banker Real Estate Corporation, Merrill Lynch Credit Corporation and Century 21 Real Estate LLC.

We believe that we are the largest outsourcing solution provider of private-label mortgage origination and mortgage servicing for banks and other financial institutions that wish to offer mortgages to clients, but who may not be equipped to handle all aspects of the loan origination process in a cost efficient manner. Our financial institutions outsourcing and real estate broker channels together comprised 98% of our mortgage origination volumes for the year ended December 31, 2009. Through our financial institutions outsourcing relationships, we provide full private-label mortgage services to over 30 financial institutions accounting for 63% of our total originations for the year ended December 31, 2009, including Merrill Lynch Credit Corporation and Charles Schwab Bank. We also maintain wholesale and correspondent relationships with a large variety of financial institutions, including credit unions and community banks in this channel. Our services benefit financial institutions that may not have the scale or the expertise to efficiently originate and service mortgages, but desire to maintain a primary consumer product offering. As a non-bank mortgage originator and servicer, we do not compete with our bank clients, which allows us to service their clients in their name on a private-label basis and without risk of cross-marketing their consumer relationships. Our real estate broker channel primarily revolves around our joint venture and strategic relationship agreement with Realogy Corporation (“Realogy”). Through marketing agreements with Realogy and its franchisees, we are able to conduct business under the names Coldwell Banker Mortgage, Century 21 Mortgage and others. Pursuant to our agreements with Realogy, loan officers of PHH Home Loans, LLC, our indirect majority owned subsidiary (“PHH Home Loans”), have exclusive access to the residential real estate offices owned by Realogy. Realogy operates the largest real estate brokerage and franchise business in the U.S. operating under the Realogy brands, which include Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc., and Sotheby’s International Affiliates, Inc.

Of our $37.6 billion of total originations in 2009, 22% were fee-based closings and 78% were originated for sale into the secondary market, primarily on a servicing retained basis. It is our intent to sell all of the mortgage loans originated by us, and not otherwise retained in our clients’ loan investment portfolios, into the secondary market. As such, we do not carry loans on our balance sheet as portfolio investments. Mortgage loans held for sale are generally sold within 60 days of their origination date. During 2009, 95% of our mortgage loan sales were sold to, or were sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac or Ginnie Mae.

Our Mortgage Servicing segment, which services mortgage loans originated by PHH Mortgage and PHH Home Loans, may purchase mortgage servicing rights from third parties and, from time to time, acts as a subservicer for certain clients that own the underlying mortgage servicing rights. A mortgage servicing right is the right to service a loan or pool of loans in exchange for a servicing fee. Mortgage loan servicing primarily consists of collecting loan payments, remitting principal and interest payments to investors, managing escrow funds for the payment of mortgage-related expenses, such as taxes and insurance, and otherwise administering our mortgage loan servicing portfolio. As of September 30, 2010, our mortgage loan servicing portfolio was approximately $159 billion.

Our Mortgage Production and Mortgage Servicing segments are closely linked from an economic perspective and their results of operations are generally inversely related in varying interest rate environments. Since our Mortgage Production segment’s results of operations are positively impacted when interest rates decline, our Mortgage Production segment’s results of operations may fully or partially offset the decline in fair value of mortgage servicing rights within our Mortgage Servicing segment. Voluntary prepayments within our servicing portfolio are primarily driven by refinance activity that occurs as interest rates decline. However, due to our ability to generate retail originations in excess of runoffs, we believe we will be able to replenish the incremental servicing value lost due to higher mortgage prepayments in a declining interest rate environment. As a result, we currently do not use financial instruments to hedge risks in our mortgage servicing rights portfolio.

Our Fleet Management Services segment provides commercial fleet management services to corporate clients and government agencies throughout the United States and Canada through our wholly owned subsidiary, PHH Vehicle Management Services Group, LLC, which conducts business primarily in the United States as PHH Vehicle Management Services, LLC d/b/a PHH Arval and in Canada as PHH Vehicle Management Services, Inc. (collectively, our “Fleet Management Services business”). As of December 31, 2009, we were the third largest provider of U.S. and Canadian fleet management services, with more than 300,000 vehicles leased and approximately 245,000 additional vehicles serviced under fuel cards, maintenance cards, accident management services arrangements and/or similar arrangements. Our Fleet Management Services business is a fully integrated provider of fleet management services with a broad range of product offerings including management and leasing of vehicles and other fee-based ancillary services for our clients’ vehicle fleets. These ancillary services — such as vehicle maintenance services, fuel card services and accident management services — drive the profitability of this unit. Every vehicle under our management represents an opportunity to cross-sell ancillary services to our customers. Our portfolio of over 500,000 vehicles currently under management and 40,000 to 70,000 new vehicles purchased each year creates a significant opportunity for generating fee-based revenue.

We were incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant Corporation (now known as Avis Budget Group, Inc., but referred to herein as “Cendant”) and its predecessors that, amongst other services, provided and serviced mortgage loans for homeowners, facilitated employee relocations and provided vehicle fleet management and fuel card services to commercial clients. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant (the “Spin-Off”).

Our principal offices are located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

On August 11, 2010, we completed the private placement of $350.0 million aggregate principal amount of 9 1/4% Senior Notes due 2016. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the old notes, dated as of August 11, 2010, in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer for the old notes. Below is a summary of the exchange offer.

Old Notes	9 1/4% Senior Notes due 2016, which were issued on August 11, 2010

New Notes	9 1/4% Senior Notes due 2016, the issuance of which has been registered under the Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer	We are offering to issue up to $350.0 million aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that was executed when the old notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:

• you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

• any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

• neither you nor anyone receiving new notes from you, has any arrangement or understanding with any person to participate in a distribution of the new notes, as defined in the Securities Act;

• you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering;

• if you are not a participating broker dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

• if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes you receive.

For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2010. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered old notes, see “The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Old Notes” and the “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

• tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer — Exchange Agent,” or

• tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer — Book-Entry Transfers.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Certain U.S. Federal Income Tax Considerations	The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer — Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to the third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

• you are our “affiliate,” as defined in Rule 405 under the Securities Act;

• you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

• you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes, you will receive in the exchange offer;

• you are holding old notes that have or are reasonably likely to have the status of an unsold allotment in the initial offering; or

• you are a participating broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. See the discussion below under the caption “The Exchange Offer — Procedures for Tendering Old Notes” for more information.

Broker-Dealer	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 90 days after the completion of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for more information.

Furthermore, a broker-dealer that acquired any of its old notes directly from us:

• may not rely on the applicable interpretations of the staff or the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (Apr. 13, 1988); Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991); or Shearman & Sterling, SEC no-Action Letter (July 2, 1993); and

• must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Registration Rights Agreement	When the old notes were issued, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to use our commercially reasonable efforts to file with the SEC and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.

If we do not complete the exchange offer within 210 days of the date of issuance of the old notes (i.e. by March 9, 2011), the interest rate borne by the old notes will be increased at a rate of 0.25% per annum during the 90-day period immediately following such date and shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period (but shall not exceed 1.00% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Description of the New Notes — Registration Rights and Additional Interest.”

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes.”

SUMMARY DESCRIPTION OF THE NEW NOTES

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see “Description of the New Notes.”

Issuer	PHH Corporation.

Securities	Up to $350.0 million aggregate principal amount of 9 1/4% Senior Notes due 2016.

Maturity Date	March 1, 2016.

Interest	The new notes will bear interest at an annual rate of 9.25%. Interest is payable on March 1 and September 1 of each year, beginning on March 1, 2011.

Ranking	The new notes will be our unsecured unsubordinated obligations and will rank equally in right of payment to all our existing and future unsecured and unsubordinated indebtedness. Initially, the new notes will not be guaranteed by any of our subsidiaries. The new notes will be effectively subordinated to all our secured obligations and effectively subordinated to any existing and future obligations of our subsidiaries that do not guarantee the new notes. Any future guarantees of the new notes that are issued as described herein will be unsecured unsubordinated obligations of the respective subsidiary guarantors and will rank equally in right of payment with such subsidiary guarantor’s other unsecured and unsubordinated indebtedness.

As of September 30, 2010, the aggregate amount of outstanding unsecured unsubordinated indebtedness to which the notes ranked equally was approximately $865 million. As of September 30, 2010, PHH had no secured indebtedness but its subsidiaries had approximately $6.9 billion of liabilities to which the notes were effectively subordinated.

Covenants	The indenture pursuant to which the new notes will be issued contains covenants that, among other things:

• require us to maintain a debt to tangible equity ratio not greater than 8.5 to 1;

• limit our ability to pay dividends and make distributions on account of, or repurchase, our capital stock;

• limit our ability to create liens on assets;

• limit our ability to incur subsidiary debt; and

• restrict our ability to consolidate, merge or sell our assets.

These covenants are subject to significant exceptions, and for so long as the notes are rated investment grade the limitation on our ability to incur subsidiary debt and make payments on our equity will be suspended, as discussed in this prospectus under the caption “Description of the New Notes — Covenants.”

Optional Redemption	The new notes may be redeemed at any time and from time to time, in whole or in part, at our option, at a “make-whole”

redemption price, as described in this prospectus under the caption “Description of the New Notes — Optional Redemption.”

Change in Control Offer	If a change of control occurs, we must give holders the opportunity to sell their new notes to us at 101% of their principal amount plus accrued and unpaid interest.

We might not have sufficient funds to pay the required price for notes presented to us at the time of a change of control. Our Amended Credit Facility (as defined herein) provides that the occurrence of certain change of control events with respect to us would constitute a default thereunder and it limits our ability to prepay or redeem the notes. In the event a change of control occurs, we could seek the consent of the lenders under our Amended Credit Facility to the change of control or the repurchase of the notes, or could attempt to refinance our Amended Credit Facility, but there is no guarantee that such efforts would be successful. Additionally, our existing convertible notes require us to offer to repurchase such notes upon certain change of control events. See “Description of the New Notes — Covenants — Repurchase of Notes Upon a Change of Control.”

No Established Trading Market	The new notes generally will be freely transferable but will also be new securities for which there is no established market. Accordingly, a liquid market for the notes may not develop or be maintained. We have not applied, and do not intend to apply, for the listing of the new notes on any exchange or automated dealer quotation system.

Risk Factors	Tendering your old notes in the exchange offer involves risks. You should carefully consider the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of investing in the new notes before tendering any old notes. For a description of risks related to our industry and business, you should also evaluate the specific risk factors set forth in the section entitled “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2010.

RISK FACTORS

Participating in the exchange offer is subject to a number of risks. You should consider carefully the following factors, as well as the other information set forth in, and incorporated by reference in, this prospectus, before tendering your old notes in the exchange offer. When we use the term “notes” in this prospectus, the term includes the old notes and the new notes.

Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes” and “Certain U.S. Federal Income Tax Considerations.”

You must comply with the exchange offer procedures in order to receive new, freely tradable new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent’s account at DTC, New York, New York as depository, including an Agent’s Message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer — Procedures for Tendering Old Notes” and “The Exchange Offer — Consequences of Exchanging or Failing to Exchange Old Notes.”

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We have significant outstanding indebtedness that involves significant debt service obligations, limits our operational and financial flexibility, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

As of September 30, 2010, the aggregate amount of outstanding unsecured unsubordinated indebtedness to which the notes ranked equally was approximately $865 million, and PHH had no secured indebtedness but its subsidiaries had approximately $6.9 billion of liabilities to which the notes were effectively subordinated. We may incur additional debt for various purposes, including, without limitation, to fund future acquisition and development activities and operational needs. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including the following:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

•	limit our ability to refinance our indebtedness at maturity or impose refinancing terms that may be less favorable than the terms of the original indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements;

•	cause us to violate restrictive covenants in our loan documents, which would entitle our lenders to accelerate our debt obligations;

•	cause us to default on our obligations, causing lenders to foreclose on the assets that secure their loans;

•	force us to dispose of one or more of assets, possibly on unfavorable terms or in violation of certain covenants that we may be subject to;

•	expose us to fluctuations in interest rates, to the extent our borrowings bear variable interest rates; and

•	limit our ability to make material acquisitions or take advantage of business opportunities that may arise and limiting flexibility in planning for, or reacting to, changes in our business and industry, thereby limiting our ability to compete effectively or operate successfully.

If any one of these events were to occur, our operations and financial condition would be materially adversely affected.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing or any future funding sources or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to meet our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. Further, as of September 30, 2010, substantially all of PHH’s outstanding indebtedness and approximately $5.3 billion aggregate principal amount of its subsidiaries’ outstanding indebtedness had a stated maturity prior to the maturity date of the notes. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes and our other debt and other obligations.

Restrictive covenants in the indenture may limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

The indenture governing the notes contains, and any future indebtedness of ours may contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to take actions that we believe may be in our interest. The indenture, among other things, limits our ability to:

•	pay dividends and make distributions on account of, or repurchase, our capital stock;

•	create liens on assets;

•	incur subsidiary debt; and

•	consolidate, merge or sell our assets.

Additionally, the indenture governing the notes requires us to maintain a debt to tangible equity ratio not greater than 8.5 to 1.

Despite our current indebtedness levels, we may incur substantially more debt including secured debt and subsidiary debt. This could exacerbate further the risks associated with our substantial leverage.

In the future, we may incur substantial additional indebtedness, including additional secured indebtedness and subsidiary indebtedness to which the notes would be effectively subordinated. The indenture limits the amount of additional debt, secured debt and debt of our subsidiaries that may be incurred, but these limits are subject to significant exceptions and do not limit liabilities that do not constitute debt. See “Description of the New Notes.” To the extent that we incur additional indebtedness or such other obligations, the risk associated with substantial additional indebtedness described above, including our possible inability to service our debt, will increase.

Our holding company structure results in structural subordination and may affect our ability to make payments on the notes.

Initially, the new notes will not be guaranteed by any of our subsidiaries and are exclusively our obligations. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Initially, our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Many of our subsidiaries (including certain consolidated partnerships, trusts and other non-corporate entities) are subject to restrictions on their ability to pay dividends or otherwise transfer funds to other consolidated subsidiaries and, ultimately, to us. These restrictions relate to loan agreements applicable to certain of our asset-backed debt arrangements and to regulatory restrictions applicable to the equity of our insurance subsidiary, Atrium Reinsurance Corporation. The aggregate restricted net assets of these subsidiaries totaled approximately $1.1 billion as of September 30, 2010. In addition, future debt arrangements that we or our subsidiaries enter into may contain additional restrictions on the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. The indenture governing the notes contains no limits on such restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

As of September 30, 2010, our subsidiaries had approximately $6.9 billion of liabilities to which the notes would have been effectively subordinated. In the future, we may incur additional subsidiary indebtedness to which the notes would be effectively subordinated.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes, especially if the change of control also requires us to offer to repurchase our outstanding convertible notes pursuant to the terms of such notes. Additionally, our Amended and Restated Competitive Advance and Revolving Credit Agreement, dated January 6, 2006, among the parties hereinafter described (the “Amended Credit Facility,” as amended by the Fourth Amendment to the Amended Credit Facility entered into on June 25, 2010 (the “Credit Facility Amendment”) (as previously amended, the “Existing Credit Facility”)) provides, and our future indebtedness may provide, that the occurrence of certain change of control events with respect to us would constitute a default thereunder permitting the lenders to accelerate all amounts outstanding. Moreover, our Amended Credit Facility restricts, and our future indebtedness may restrict, our ability to prepay or redeem the notes, including pursuant to a change of control offer. In the event a change of control occurs, we could seek the consent of the lenders to the change of control or the repurchase of the notes, or could attempt to refinance our Amended Credit Facility, but there is no guarantee that such efforts would be successful. Further, our existing convertible notes require us to offer to repurchase such notes upon certain change of control events. The exercise by the holders of their right to require us to purchase the notes could cause a default under our other debt arrangements, even if the change of control itself does not, due to the financial effect of the purchase on us.

One of the circumstances under which a change of control may occur is upon the sale, conveyance, transfer or other disposition of all or substantially all of our assets. The phrase “all or substantially all,” as used with respect to our assets, is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, conveyance, transfer, or other disposition of “all or substantially all” of our assets has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions, or other provisions in the Indenture using the same phrasing, could be unclear.

There is no established trading market for the notes and there is no guarantee that an active trading market for the notes will develop. You may not be able to sell the notes readily or at all or at or above the price that you paid.

The new notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your new notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the new notes. Accordingly, you may be required to bear the financial risk of your investment in the new notes indefinitely. If a trading market were to develop, future trading prices of the new notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for the new notes; and

•	the market for similar securities.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

RATIO OF EARNINGS TO FIXED CHARGES

We present below our ratio of earnings to fixed charges. Earnings available to cover fixed charges consist of Income (loss) from continuing operations before income taxes plus fixed charges.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2010		2009		2008	2007		2006		2005
	(Dollars in millions)

Earnings available to cover fixed charges:
(Loss) income from continuing operations before income taxes	$(198)		$280		$(443)	$(45)		$(4)		$159
Plus: fixed charges	204		243		344	492		477		360

Earnings available to cover fixed charges	$6		$523		$(99)	$447		$473		$519

Fixed charges(1):
Interest expense, including amortization of deferred financing costs	$198		$236		$333	$480		$465		$348
Interest portion of rental payment	6		7		11	12		12		12

Total fixed charges	$204		$243		$344	$492		$477		$360

Ratio of Earnings to Fixed Charges	0.03	x(2)	2.15	x	— (2)	0.91	x(2)	0.99	x(2)	1.44	x

(1)	Consists of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor.

(2)	Earnings were deficient to cover fixed charges by $198 million, $443 million, $45 million and $4 million for the nine months ended September 30, 2010 and the years ended December 31, 2008, 2007 and 2006, respectively. Loss from continuing operations before income taxes was negatively impacted by Valuation adjustments related to mortgage servicing rights, net of $626 million, $733 million, $413 million and $479 million for the nine months ended September 30, 2010 and the years ended December 31, 2008, 2007 and 2006, respectively.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial information for our business should be read along with our audited financial statements, including the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our annual report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) and our quarterly report on Form 10-Q for the quarter ended September 30, 2010, and “Business,” included in our 2009 Form 10-K, in each case, incorporated by reference into this prospectus.

The selected consolidated financial data set forth below is derived from our audited Consolidated Financial Statements for the periods indicated, except that the data for the nine months ended and as of September 30, 2010 and 2009 is derived from our unaudited Condensed Consolidated Financial Statements. The unaudited historical consolidated financial statements for the nine months ended and as of September 30, 2010 and 2009 reflect all adjustments, consisting only of normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations for the periods presented. Because of the inherent uncertainties of our business, the historical financial information for such periods may not be indicative of our future results of operations, financial position or cash flows.

	Nine Months Ended
	and as of
	September 30,		Year Ended and as of December 31,
	2010	2009	2009	2008(1)	2007	2006	2005(2)(3)
	(In millions, except per share data)

Consolidated Statements of Operations Data:
Net revenues	$1,520	$1,862	$2,606	$2,056	$2,240	$2,288	$2,471

Net Income (loss) from continuing operations	$(111)	$68	$153	$(254)	$(12)	$(16)	$73
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	(1)
Net Income (loss) attributable to PHH Corporation	$(111)	$68	$153	$(254)	$(12)	$(16)	$72

Basic earnings (loss) per share attributable to PHH Corporation:
Income (loss) from continuing operations	$(2.39)	$1.03	$2.80	$(4.68)	$(0.23)	$(0.29)	$1.38
Income (loss) from discontinued operations	—	—	—	—	—	—	(0.02)

Net income (loss)	$(2.39)	$1.03	$2.80	$(4.68)	$(0.23)	$(0.29)	$1.36

Diluted earnings (loss) per share attributable to PHH Corporation:
Income (loss) from continuing operations	$(2.39)	$1.02	$2.77	$(4.68)	$(0.23)	$(0.29)	$1.36
Income (loss) from discontinued operations	—	—	—	—	—	—	(0.02)
Net income (loss)	$(2.39)	$1.02	$2.77	$(4.68)	$(0.23)	$(0.29)	$1.34

Consolidated Balance Sheets Data:
Total Assets	$9,462	$8,287	$8,123	$8,273	$9,357	$10,760	$9,965
Debt	$6,579	$5,455	$5,160	$5,764	$6,279	$7,647	$6,744
Total PHH Corporation stockholders’ Equity	$1,376	$1,388	$1,492	$1,266	$1,529	$1,515	$1,521

(1)	Loss from continuing operations and net loss for the year ended December 31, 2008 included $42 million of income related to the terminated merger agreement with General Electric Capital Corporation and a $61 million non-cash charge for goodwill impairment ($26 million net of a $5 million income tax benefit and a $30 million net impact in noncontrolling interest). See Note 3, “Goodwill and Other Intangible

Assets” to our consolidated financial statements included in our 2009 Form 10-K and incorporated by reference in this prospectus.

(2)	Income from continuing operations and net income for the year ended December 31, 2005 included pre-tax Spin-Off related expenses of $41 million. In connection with and in order to consummate the Spin-Off from Cendant (now known as Avis Budget Group, Inc.), on January 27, 2005, our Board of Directors authorized and approved a 52,684-for-one common stock split, to be effected by a stock dividend at such ratio. The record date with regard to such stock split was January 28, 2005.

(3)	On February 1, 2005, we began operating as an independent, publicly traded company pursuant to the Spin-Off from Cendant (now known as Avis Budget Group, Inc.). During 2005, prior to the Spin-Off, we underwent an internal reorganization whereby we distributed our former relocation and fuel card businesses to Cendant, and Cendant contributed its former appraisal business, Speedy Title & Appraisal Review Services LLC, to us.

Cendant’s contribution of Speedy Title & Appraisal Review Services LLC to us was accounted for as a transfer of net assets between entities under common control and, therefore, the financial position and results of operations for Speedy Title & Appraisal Review Services LLC are included in all periods presented. The financial position and results of operations of our former relocation and fuel card businesses have been segregated and reported as discontinued operations for all periods presented.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on          , 2010. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $350.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under “— Conditions to the exchange offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth below under “— Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such old notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent’s interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes and the signatures must be guaranteed by an eligible institution.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. If you are our “affiliate,” as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (Apr. 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling security holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “— Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC,

•	a properly completed and duly executed letter of transmittal or an agent’s message in lieu thereof, and

•	all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent’s message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under “— Exchange Agent” on or prior to the expiration date.

Withdrawal Rights

You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under “— Exchange Agent.” This notice must specify:

•	the name of the person having tendered the old notes to be withdrawn,

•	the old notes to be withdrawn (including the principal amount of such old notes), and

•	where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

•	the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

•	seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer,

•	or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

•	there has occurred:

•	any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

•	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

•	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., Exchange Agent
By Registered or Certified Mail, Overnight Delivery after
4:30 p.m. on the Expiration Date:
C/o The Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street, Floor 7E
New York, NY 10286
Attn:

For Information Call:

By Facsimile Transmission
(for Eligible Institutions only):

Confirm by Telephone:

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The principal solicitation is being made by mail by The Bank of New York Mellon Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Old Notes

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act,

•	you are not acquiring the new notes in the exchange offer in the ordinary course of your business,

•	you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer,

•	you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering, or

•	you are a participating broker-dealer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF NEW NOTES

We will issue the new notes (the “new notes”) under the indenture, dated as of August 11, 2010 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the new notes include those expressly set forth in the Indenture and the new notes and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). This is the same Indenture under which the old notes were issued. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

The following description is a summary of the material provisions of the notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the Indenture, including the definitions of certain terms used in the Indenture. You may request a copy of the Indenture from us as set forth in “Where You Can Find More Information.” We urge you to read the Indenture (including the form of note contained therein) because it, and not this description, defines your rights as a holder of the new notes. In this section, references to “PHH,” “we,” “our” or “us” refer solely to PHH Corporation and not its Subsidiaries. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the New Notes” include any additional notes that are actually issued.

General

The notes will be initially limited to $350,000,000 in aggregate principal amount and will mature on March 1, 2016. Subject to the covenants described below, we may issue additional notes under the Indenture having the same terms in all respects as the new notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such notes. The notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture and will vote together as one class on all matters with respect to the notes, although they may bear a different CUSIP number.

Payment of Principal and Interest

The notes will bear interest from the Issue Date, or from the most recent date on which interest has been paid or provided for, at the annual rate of 9.25%. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2011, to the Persons in whose names such notes are registered, subject to certain exceptions, at the close of business on February 15 or August 15, as the case may be, next preceding such interest payment date. We will be required to pay Additional Interest under certain circumstances. See “— Registration Rights; Additional Interest.” For all purposes in this Description of the New Notes, the term “interest” will include “Additional Interest” where the context so requires.

The notes will not have the benefit of any sinking fund.

Payments of principal, premium, if any, and interest on global notes will be made to the depositary by wire transfer, in same day funds. See “— Global Notes” below.

We have the option, however, to pay interest by check mailed to the address of the Person in whose name the applicable note is registered at the close of business on the relevant regular record date as shown on the applicable security register. The global notes will be registered in the name of a nominee of the depositary.

Interest payments will be equal to the amount of interest accrued from and including the next preceding interest payment date in respect of which interest has been paid or duly provided for, or from and including the date of issue, if no interest has been paid with respect to the notes, to but excluding the applicable interest payment date.

Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months, and interest on the notes will be paid to the Person in whose name the notes are registered at the close of business on the regular record date, except that at maturity, interest will be payable to the Person surrendering the notes to whom principal will also be payable.

If any interest payment date or the maturity of a note falls on a day that is not a business day:

•	the payment will be made on the next business day as if it were made on the date such payment was due; and

•	no interest will accrue on the amount so payable for the period from and after such interest payment date or maturity, unless interest is not paid on such next business day.

As used in this prospectus, business day means any day, other than a Saturday or Sunday, provided that it is not a legal holiday or a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York.

Future Guarantees

As of the date of this prospectus, none of our Subsidiaries will guarantee the notes. We may be required to cause certain Subsidiaries to guarantee the notes pursuant to the provision described under “Covenants — Limitation on Subsidiary Debt.” Each Subsidiary that is required to enter into such a Note Guarantee subsequent to the date of this prospectus, for so long as such Note Guarantee remains in effect, is referred to in this prospectus as a “Subsidiary Guarantor.” Any such Note Guarantee will be automatically and unconditionally released, without any additional action on the part of a holder of notes, upon the release or discharge of the Debt of such Subsidiary Guarantor which resulted in the obligation to guarantee the notes, the disposition of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) such that it no longer is a Subsidiary of ours, such Subsidiary Guarantor no longer being a Material Subsidiary of ours, or upon defeasance and discharge of the notes. Finally, we may choose to cause any Subsidiary to guarantee the notes, and may cause such Note Guarantee to be released at any time, without any additional action on the part of a holder of notes, provided that after giving effect to such release, we would be in compliance with the provision described under “Certain Covenants — Limitation on Subsidiary Debt.” The Trustee will, at our expense, execute and deliver such instruments as we or such Subsidiary Guarantor may reasonably request to evidence the termination of such Note Guarantee. We will not be restricted from selling or otherwise disposing of any of such Subsidiary Guarantor or any of its assets except to the extent such sale or disposition constitutes all or substantially all of our assets.

The Indenture provides that the obligations of each Subsidiary Guarantor are limited to the maximum amount that would cause the obligations of such Subsidiary Guarantor under its Notes Guarantee not to constitute a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture. It is uncertain, however, whether such provision would be effective to prevent the Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Ranking

The notes will be unsecured unsubordinated obligations of ours and will rank equally in right of payment to all of our existing and future unsecured and unsubordinated indebtedness. As of September 30, 2010, the aggregate amount of outstanding indebtedness to which the notes ranked equally in right of payment, including pursuant to term notes, credit facilities and convertible notes, was approximately $865 million. Initially, the notes will not be guaranteed by any of our Subsidiaries. Accordingly, our right and the right of our creditors, including the holders of the notes, to participate in any distributions of assets of our Subsidiaries, if we were to be liquidated, will be subject to the prior claims of creditors (including trade creditors) of the Subsidiary, assuming such Subsidiary has not become a Subsidiary Guarantor. Further, the notes are effectively subordinated to all our obligations that are secured, to the extent of the assets securing such indebtedness. As of September 30, 2010, PHH had no secured indebtedness but our Subsidiaries had approximately $6.9 billion of liabilities outstanding to which the notes were effectively subordinated. The notes are not contractually subordinated in right of payment to any other of our indebtedness. The Indenture limits the amount of secured debt and debt of our Subsidiaries that may be incurred, but these limits are subject to significant exceptions, and the Indenture does not limit the incurrence by our Subsidiaries of liabilities that do not constitute Debt. In addition, so long as we are in compliance with the “Debt/Tangible Equity Ratio” covenant described below we and our Subsidiaries will not be restricted from incurring additional indebtedness by the Indenture (subject to the “Limitations on Liens” covenant described below with respect to secured indebtedness and the “Limitation on Subsidiary Debt” covenant described below with respect to indebtedness of our Material Subsidiaries, assuming a Covenant Suspension Event has not occurred). Any future guarantees of the notes that are issued as described above will be unsecured unsubordinated obligations of the respective Subsidiary Guarantors and will rank equally in right of payment with such Subsidiary Guarantor’s other unsecured and unsubordinated indebtedness.

Optional Redemption

Except as set forth in this “— Optional Redemption,” the notes are not redeemable at our option.

We may redeem the notes, at our option, at any time and from time to time, in whole or in part, at a “make-whole” redemption price equal to the greater of (1) the aggregate principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in the case of both (1) and (2), any accrued and unpaid interest to, but not including, the redemption date.

“Treasury Rate” means, for any redemption date, (1) the yield to maturity as of such redemption date of the Comparable Treasury Issue (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519), or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue, that has become publicly available at least three business days prior to the redemption date) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we have appointed.

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (2) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by any Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the notes.

“Reference Treasury Dealer” means (1) any of Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBS Securities Inc. and, in each case, its respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New York

City, we may appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers that we select.

If we elect to redeem less than all of the notes, and such notes are at the time represented by a global security, then the Trustee will select the notes to be redeemed on a pro rata basis or by another method the Trustee considers appropriate. If we elect to redeem less than all of the notes, and such notes are not represented by a global security, then the Trustee will select the particular notes to be redeemed in a manner it deems appropriate.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption interest will cease to accrue on such notes or the portions called for redemption.

Registration Rights; Additional Interest

We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

If we do not complete the exchange offer within 210 days of the date of issuance of the old notes (March 9, 2011), the interest rate borne by the old notes will be increased at a rate of 0.25% per annum for the first 90 days, and thereafter it will be increased by an additional 0.25% per annum at the end of each subsequent 90-day period, up to a maximum amount of additional interest of 1.0% per annum until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the notes have Investment Grade Ratings from two out of three of the Rating Agencies, and (ii) no Default or event of default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), we and our Material Subsidiaries, as applicable, will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “— Limitation on Restricted Payments”; and

(2) “— Limitation on Subsidiary Debt.”

In the event that we and our Material Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating (leaving less than two of the Rating Agencies with an Investment Grade Rating for the notes) and/or (b) we enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating (in either case leaving less than two of the Rating Agencies with an Investment Grade Rating for the notes) and/or (c) a Default or event of default has occurred and is continuing under the Indenture, then we and our Material Subsidiaries will thereafter again be subject to the

Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by us or any of our Material Subsidiaries prior to such reinstatement will give rise to a Default or event of default under the Indenture with respect to notes; provided that all Debt of Material Subsidiaries incurred during the Suspension Period will be classified to have been incurred or issued pursuant to clause (4) of the third paragraph of “— Limitation on Subsidiary Debt.”

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Other than as set forth below, the general provisions of the Indenture do not afford holders of the notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Repurchase of Notes upon a Change of Control

Not later than 30 days following the occurrence of a Change of Control, we will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a minimum principal amount of $2,000 and multiples of $1,000 in excess thereof. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date, the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

We will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

Our Amended Credit Facility provides, and our future indebtedness may provide, that the occurrence of certain change of control events with respect to us would constitute a default thereunder. Moreover, our Amended Credit Facility restricts, and our future indebtedness may restrict, our ability to prepay or redeem the notes, including pursuant to an Offer to Purchase. In the event a Change of Control occurs, we could seek the consent of the lenders to the Change of Control or the Offer to Purchase, or could attempt to refinance our Amended Credit Facility, but there is no guarantee that such efforts would be successful. Additionally, our existing convertible notes require us to offer to repurchase such notes upon certain change of control events.

Future debt or preferred stock of ours may also provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require us to purchase the notes could cause a default under other debt, even if the Change of Control itself does not.

Finally, our ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors — We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”

The phrase “all or substantially all,” as used with respect to our assets, is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, conveyance, transfer, or other disposition of “all or substantially all” of our assets has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions, or other provisions in the Indenture using the same phrasing, could be unclear.

Except as described above with respect to a Change of Control, and the restrictive covenants described below, the Indenture does not contain provisions that permit a holder of the notes to require that we purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the Indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be modified or waived as described in “— Modification and Waiver.”

We will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by us and purchases all notes validly tendered and not withdrawn under such Offer to Purchase or (ii) notice of redemption has been given pursuant to the Indenture as described under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Offer to Purchase, if a definitive agreement is in place for the Offer to Purchase at the time the Offer to Purchase is made.

Debt/Tangible Equity Ratio

We shall maintain, as of the last day of each fiscal quarter, a Debt/Tangible Equity Ratio of not more than 8.5 to 1.

Limitation on Restricted Payments

We shall not, directly or indirectly, declare or pay any dividend, or make any distribution on account of our Capital Stock, or purchase, repurchase, redeem, acquire or retire for value any such Capital Stock (such transactions being referred to herein as “Restricted Payments”), if, after giving effect to such Restricted Payment, our Debt/Tangible Equity Ratio, calculated as of the most recently completed month end for which internal financial statements are available, would exceed 6.0 to 1.

Notwithstanding the foregoing, the foregoing provision shall not prohibit the following actions:

(a) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of the Indenture;

(b) the making of a Restricted Payment out of the proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of our Equity Interests (other than Disqualified Stock);

(c) the making of a Restricted Payment by us payable in our Equity Interests (other than Disqualified Stock) or in options, warrants or other rights to purchase such Equity Interests;

(d) (i) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value or of our common Equity Interests or (ii) the payment of cash in settlement of any Equity Interest that by its terms may, or is required to, be settled in cash, in each case, held by any future, present or former employee, director or consultant of ours or any of our Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate cash consideration paid therefore or in settlement thereof in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5.0 million (with unused amounts carried over to future periods up to $10.0 million in any twelve-month period);

(e) repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other securities if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person; and

(g) the purchase by us of fractional shares arising out of stock dividends, splits or combinations or business combinations or other similar transactions.

Limitations on Liens

We will not, and will not permit any Material Subsidiary of ours to, incur any Lien (the “Initial Lien”) to secure Debt without equally and ratably securing the notes except:

(1) deposits under worker’s compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

(2) purchase money Liens granted to the vendor or Person financing the acquisition or development of property, plant or equipment if:

(a) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; and

(b) the debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted;

(3) Liens and/or Revolving Liens upon real and/or personal property, each of which Liens or Revolving Liens existed before the time of our acquisition of such property or the company owning such property and was not created in anticipation thereof; provided that no such Lien or Revolving Lien shall extend to or cover any property of us or a Material Subsidiary other than the respective property so acquired and improvements thereon;

(4) Liens and Revolving Liens upon real and/or personal property of a Person who in connection with our acquisition of the stock or equity of such Person becomes a Material Subsidiary, each of which Liens or Revolving Liens existed before the time of our acquisition of such Person and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any property of us or a Material Subsidiary other than of the Material Subsidiary (and its acquired affiliates) so acquired;

(5) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings

(a) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or

(b) in any event shall be promptly fully bonded or otherwise effectively stayed);

(6) Liens securing Debt of any Material Subsidiary owing to us or any Material Subsidiary;

(7) Liens securing Debt and related obligations, or securing interests in asset sale transactions which could alternatively be characterized as Debt, or securing obligations to pay rent incurred in connection with asset securitization transactions, which Debt or securitized assets are not reported on our consolidated balance sheet or that of our Material Subsidiaries, and which liens cover only the assets securitized in the applicable asset securitization transaction or other assets identified in connection with an asset securitization transaction, and liens on the stock or equity of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;

(8) Liens securing Debt and related obligations of an Asset Securitization Subsidiary issued in asset securitization transactions, which Debt or securitized assets are reported on our consolidated balance sheet or that of our Material Subsidiaries, and which liens cover only the assets securitized in the applicable asset securitization transaction or other assets identified in connection with an asset securitization transaction, and liens on the stock of such Asset Securitization Subsidiary;

(9) Liens covering only the property or other assets of any Special Purpose Vehicle Subsidiary and securing only the Debt of any such Special Purpose Vehicle Subsidiary;

(10) other Liens incidental to the conduct of our business or the ownership of our property and other assets, which do not secure any Debt and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of our property or other assets or materially impair the use thereof in the operation of our business;

(11) Liens covering only (a) the property, Capital Stock, or other assets of any Foreign Subsidiary or (b) the property or other assets (but not Capital Stock) of the Parent Holding Company with respect to any Foreign Subsidiary; provided that in the case of (b), the Liens secure Debt only of the relevant Foreign Subsidiary and, if applicable, a Parent Holding Company Guarantee permitted to be incurred under the Indenture;

(12) Liens existing prior to the date of the Indenture;

(13) Liens on cash of Atrium Reinsurance Corporation and its successors and assigns in connection with its reinsurance business;

(14) any extension, renewal or replacement of Liens referred to in clauses (2), (3), (4) and (12) herein; provided that any such extension, renewal or replacement Lien shall be limited to the property covered by the Lien extended, renewed or replaced and that the obligation secured by such new Lien shall not be greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus any premium, including tender premium, or fees or transaction costs payable in connection with any such refinancing);

(15) Liens incurred in the ordinary course of business to secure Debt utilized to fund net investment in leases and leased vehicles, mortgages and related assets and other assets under management programs which shall not include liens on mortgage servicing rights;

(16) Liens on mortgages and related assets securing obligations described under clause (6) of “— Limitation on Subsidiary Debt”; and

(17) Liens to secure Debt not otherwise permitted by any of the clauses (1) through (16) if, at the time any such Liens are incurred, the aggregate amount of Debt secured by such Liens (together without duplication with the aggregate principal amount of Subsidiary Debt then outstanding under clause (8) of “— Limitation on Subsidiary Debt”) does not exceed the greater of (x) $250,000,000 or (y) 15% of Tangible Net Worth.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged, without any additional action on the part of a holder of notes, upon the release and discharge of the Initial Lien.

Limitation on Subsidiary Debt

We will not permit any Material Subsidiary of ours that is not a Subsidiary Guarantor to create, incur, issue, assume, Guarantee or otherwise become liable for any Debt (any Debt of a Subsidiary that is not a Subsidiary Guarantor, “Subsidiary Debt”), without guaranteeing the payment of the principal of, premium, if any, and interest on the notes on an unsecured unsubordinated basis.

The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:

(1) Debt of a Person who in connection with our acquisition of the stock or equity of such Person becomes a Material Subsidiary, which such Debt existed before the time of our acquisition of such Person, was not created in anticipation thereof and is not Guaranteed by any other Subsidiary of ours;

(2) purchase money Indebtedness (including Capital Leases) to the extent permitted under clause (2) under “— Limitations on Liens”;

(3) Debt owed to us or any Subsidiary;

(4) Debt outstanding on the date of the Indenture or any extension, renewal, replacement or refunding (collectively, “refinancing”) of any Indebtedness existing on the date of the Indenture or referred to in clauses (1) or (2); provided that the principal amount of the new Debt shall not exceed the principal amount of the Debt being refinanced plus any premium, including tender premium, or fees or transaction costs payable in connection with any such refinancing;

(5) Debt of an Asset Securitization Subsidiary, a Special Purpose Vehicle Subsidiary or a Foreign Subsidiary or any Parent Holding Company Guarantee;

(6) Debt (other than Debt of Asset Securitization Subsidiaries) consisting of the obligation to repurchase mortgages and related assets or secured by mortgages and related assets in connection with other mortgage warehouse financing arrangements;

(7) Debt incurred in connection with any Servicing Advance Facility entered into with Government-Sponsored Enterprises; and

(8) Debt that (together without duplication with the aggregate principal amount of secured Debt then outstanding under clause (17) of “— Limitation on Liens”) does not exceed the greater of (x) $250,000,000 or (y) 15% of Tangible Net Worth.

For purposes of determining compliance with this covenant, in the event that an item of Subsidiary Debt meets the criteria of more than one of the categories of permitted Subsidiary Debt described in clauses (1) through (8) above, we, in our sole discretion, may classify or reclassify such item of Subsidiary Debt in any manner that complies with this covenant and we may divide and classify an item of Subsidiary Debt in more than one of the types of Subsidiary Debt described in clauses (1) through (8) above. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Subsidiary Debt will not be deemed to be an incurrence of Subsidiary Debt for purposes of this covenant.

Note Guarantees added to the notes pursuant to this covenant may be released under certain circumstances as described in “— Future Guarantees.”

Consolidation, Merger or Sale of Assets

(a) We will not

•	consolidate with or merge with or into any Person, or

•	sell, convey, transfer, or otherwise dispose of all or substantially all of our assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into us

unless

(1) either (x) we are the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of our obligations under the Indenture, the notes and the Registration Rights Agreement;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) our Debt/Tangible Equity Ratio is not more than 8.5 to 1 as of the most recently completed month end for which internal financial statements are available, calculated after giving effect to the transaction on a pro forma basis; and

(4) we deliver to the Trustee an officers’ certificate stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture and an opinion of counsel stating that the consolidation, merger or transfer complies with clause (1) above and the supplemental indenture (if any) complies with the Indenture;

provided, that (x) the foregoing does not apply to any sales, conveyances, transfers or other dispositions from any of our Subsidiaries to us or one of our Subsidiaries and (y) clauses (2) and (3) do not apply (i) to the consolidation or merger of us with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into us or (ii) if, in the good faith determination of our Board of Directors, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change our jurisdiction of incorporation.

(b) We shall not lease all or substantially all of our assets, whether in one transaction or a series of transactions, to one or more other Persons (other than to us or our Subsidiaries).

(c) Upon the consummation of any transaction effected in accordance with these provisions, if we are not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, ours under the Indenture and the notes with the same effect as if such successor Person had been named as us in the Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all our assets or in the case of a sale, conveyance, transfer or disposition of all or substantially all of our assets to a Subsidiary, we will be released from our obligations under the Indenture and the notes.

Financial Reports

We will file with the Trustee, such information, documents and other reports that are required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same would be required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such information will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

If at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we must provide the Trustee with (and the Trustee shall promptly make available to holders of the notes) within 15 days after the time periods specified in those sections for a registrant that is not an accelerated filer or a large accelerated filer:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if we were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by our certified independent accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

In addition, whether or not required by the Commission, we will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations for a registrant that is not an accelerated filer or a large accelerated filer (unless we are required to file reports under the Exchange Act and are an accelerated filer or a large accelerated filer).

Any failure to comply with this covenant will be automatically cured when we file all required reports with the Commission.

For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, we will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Definitions

For purposes of this section “— Covenants,” the following terms have the meanings ascribed to them:

“Asset Securitization Subsidiary” means (i) any Subsidiary engaged solely in the business of effecting asset securitization transactions and activities incidental thereto, or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, financial assets and related assets under management, but not, for the avoidance of doubt, mortgage servicing rights.

“Capital Lease” shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership (but not including any Debt or other securities convertible or exchangeable into Capital Stock).

“Change of Control” means:

(1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of our Capital Stock entitled to vote generally in elections of directors, other than an acquisition by us or any of our Subsidiaries; provided that a Change of Control shall not occur as a result of this clause (1) if, in such purchase, merger, acquisition or other transaction, all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in which case clause (2) below shall apply; or

(2) we (i) merge or consolidate with or into any other Person, another Person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another Person (excluding a pledge of securities issued by any of our Subsidiaries, but not excluding any transfer or other disposition resulting from the foreclosure or other exercise of creditors’ remedies pursuant to such pledge) or (ii) engage in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all of our common stock is exchanged for or converted into cash, securities or other property, in each case other than any merger, consolidation, recapitalization, reclassification or other acquisition transaction or series of transactions pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (x) the continuing or surviving corporation immediately after the transaction or (y) the corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation; or

(3) we are liquidated or dissolved or holders of our common stock approve any plan or proposal for our liquidation or dissolution.

For purposes of this definition, whether a “Person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “Person” includes any syndicate or group that would be deemed to be a “Person” under Section 13(d)(3) of the Exchange Act.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP plus amounts representing mandatorily redeemable preferred securities issued by such Person or its Subsidiaries.

“Debt” means:

(1) all debt, obligations and other liabilities of us and our Subsidiaries which are, at the date as of which Debt is to be determined, includable as liabilities in a consolidated balance sheet of us and our Subsidiaries prepared in accordance with GAAP, other than

(x) accounts payable, trade payables, accrued expenses and derivative transactions entered into in the ordinary course of business, and

(y) current and deferred income taxes and other similar liabilities, plus

(2) without duplicating any items included in Debt pursuant to the foregoing clause (1), (but excluding reinsurance obligations of Atrium Reinsurance Corporation and its successors and assigns) the maximum aggregate amount of all liabilities of ours or any of our Subsidiaries under any Guarantee, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than ours or one of our Subsidiaries and

(3) without duplicating any items included in Debt pursuant to the foregoing clauses (1) or (2), all other obligations or liabilities of ours or any of our Subsidiaries in relation to the discharge of the obligations of any Person other than us or one of our Subsidiaries.

“Debt/Tangible Equity Ratio” means the ratio of (x) principal amount of Debt to (y) Tangible Net Worth.

“Disqualified Stock” means any Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding. Notwithstanding the foregoing, any Capital Stock shall be deemed Disqualified Stock if the terms governing such mandatory or optional redemption pursuant to a change of control (A) are materially more favorable to the holders than the terms described under “Repurchase of Notes Upon a Change of Control” taken as a whole (including for the avoidance of doubt, if the terms governing such mandatory or optional redemption pursuant to a change of control could be triggered without triggering an Offer to Purchase upon a Change of Control with respect to the notes), or (B) do not specifically state that repurchase or redemption pursuant thereto will not occur prior to our repurchase of the notes as required by the Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Fitch” means Fitch, Inc. and its successors.

“Foreign Subsidiary” means any Subsidiary of ours that is not organized under the laws of the United States or any State thereof or the District of Columbia and does not principally transact business within the United States.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this prospectus.

“Government-Sponsored Enterprise” shall mean (i) the Federal National Mortgage Association or any successor thereto, (ii) the Federal Home Loan Mortgage Corporation or any successor thereto, (iii) the Government National Mortgage Association and any successor thereto and (iv) any other U.S. Department of Housing and Urban Development entity.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Investment Grade Rating” means BBB- or higher by S&P, Baa3 or higher by Moody’s and BBB- by Fitch, or the equivalent of such ratings by S&P, Moody’s or Fitch (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Issue Date” means August 11, 2010.

“Lien” means any mortgage, pledge, lien, security interest or encumbrance.

“Material Subsidiary” means any Subsidiary which together with its Subsidiaries at the time of determination had assets constituting 10% or more of consolidated assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of us and our consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guarantee” means a Guarantee of our obligations under the Indenture and the notes by any Subsidiary of ours.

“Parent Holding Company” means any Subsidiary of ours that has no assets and conducts no operations other than the direct or indirect holding of Capital Stock in a Foreign Subsidiary or activities incidental thereto, including participation in financing arrangements of the Foreign Subsidiary, and the receipt, reinvestment or distribution of dividends, interest and other distributions.

“Parent Holding Company Guarantee” means with respect to Debt of a Foreign Subsidiary, any Guarantee of the Debt by the Parent Holding Company, including a pledge by the Parent Holding Company of the Capital Stock held in the Foreign Subsidiary.

“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means:

(a) S&P;

(b) Moody’s;

(c) Fitch; or

(d) to the extent any of S&P, Moody’s or Fitch do not make a rating on the notes publicly available for reasons outside of our control, a nationally recognized securities rating agency or agencies, as the case may be, selected by us, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“REO Assets” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by us or any of our Subsidiaries in the ordinary course of business.

“Revolving Lien” means any Lien which extends to property in existence on the date of creation of such Lien and also to any property of substantially the same characteristics subsequently acquired in the ordinary course of our business or that of a Material Subsidiary of ours.

“Rolling Period” means with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period for which internal financial statements are available.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Servicing” means loan servicing, sub-servicing rights and master servicing rights and obligations including, without limitation, one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan; (b) the collection of payments on account of taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly including the right to enter into arrangements with third Persons that generate ancillary fees and benefits with respect to the serviced assets; (f) the realization on the security for a loan; and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.

“Servicing Advances” means advances made by us or any of our Subsidiaries in the capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that we or any of our Subsidiaries otherwise advance in the capacity as servicer pursuant to any Servicing Agreement.

“Servicing Advance Facility” means any funding arrangement with lenders based in whole or in part upon Servicing Advances under which advances are made to us or any of our Subsidiaries.

“Servicing Agreements” means any agreement between one or more Persons pursuant to which we or any of our Subsidiaries effects a Servicing, including pooling and servicing agreements, sale and servicing agreements, transfer and servicing agreements and agreements with third parties, in each case, however denominated.

“Special Purpose Vehicle Subsidiary” means PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business which (i) is, at any one time, a party to one or more lease agreements with only one lessee and (ii) finances, at any one time, its investment in lease agreements or vehicles with only one lender, which lender may be us.

“Subsidiary” means, with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person at any date, the Consolidated Net Worth of such Person, less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP).

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by us and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Events of Default

The following shall constitute events of default with respect to the notes:

(1) default for a period of 30 days in payment of any interest on the notes when due;

(2) default in payment of principal of (or premium, if any, on) the notes;

(3) our failure to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to “Repurchase of Notes upon a Change of Control” or to comply with “Consolidation, Merger or Sale of Assets”;

(4) default in the performance of any other covenant in the Indenture with respect to the notes, including violations of the other covenants described above under “— Covenants,” continued for 90 days after written notice to us by the Trustee or by the holders of at least 25% in principal amount of the notes; and

(5) certain events of bankruptcy, insolvency or reorganization of us or any Material Subsidiary.

If an event of default with respect to the notes shall occur and be continuing, the applicable Trustee or the holders of 25% in principal amount of the outstanding notes may declare the principal and accrued interest of all of the notes to be due and payable immediately.

The Indenture provides that the Trustee will, within 90 days after the occurrence of a default under the Indenture, give to holders of the notes notice of all uncured defaults known to it but, except in the case of a default in the payment of principal (or premium, if any) or interest on or redemption price (if called for redemption) of the notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such holders. The Indenture contains a provision entitling the Trustee, subject to the duty of such Trustee during default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the notes before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such right of indemnification, the Indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee.

Notwithstanding the foregoing, we may cure the covenant described under “— Debt/Tangible Equity Ratio” by being in compliance with the ratio described thereunder as of any date within 45 days following the last day of the applicable fiscal quarter.

We will be required to furnish to the Trustee annually a statement as to the fulfillment by us of all of our obligations under the Indenture.

Modification and Waiver

Under the Indenture, our rights and obligations and the rights of the holders of the notes may be changed. Any change requires the consent of a majority in principal amount of the holders of the notes; provided that no such modification shall, without the consent of the holder of each note affected thereby:

(1) change the stated maturity of the principal, or any installment of principal or interest, of any note or change the redemption price;

(2) reduce the principal amount of or the rate of interest on or any premium payable on redemption of any note;

(3) modify the manner of determination of the rate of interest so as to affect adversely the interest of a holder or reduce the amount of the principal due and payable upon acceleration;

(4) change the place or currency of payment of principal of or interest on any note;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any note; or

(6) modify the provisions relating to modification or amendment of the Indenture or to waiver of compliance with or defaults of certain restrictive provisions of the Indenture, except to increase the percentage in principal amount of notes required, or to provide that certain other provisions of the Indenture cannot be modified or amended without the consent of the holder of each note affected thereby.

We and the Trustee may modify or amend the Indenture without the consent of any holder of notes to:

(1) cure any ambiguity, defect, mistake or inconsistency in the Indenture;

(2) provide for uncertificated notes in addition to or in place of certificated notes;

(3) comply with the provisions described under “— Consolidation, Merger or Sale of Assets” or “— Limitation on Subsidiary Debt”;

(4) if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA;

(5) evidence and provide for the acceptance of appointment by a successor trustee;

(6) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(7) add covenants for the benefit of the holders or to surrender any right or power conferred upon us or any Subsidiary Guarantor;

(8) secure the notes;

(9) provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture; and

(10) conform the text of the Indenture, the notes or Note Guarantees, if any, to any provision of this “Description of the New Notes.”

The holders of a majority in principal amount of the notes may on behalf of all the holders of the notes waive the compliance with certain covenants or waive any past default except:

(1) a default in payment of the principal of (or premium, if any) or interest on the notes or

(2) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each outstanding holder.

Defeasance and Discharge

We may discharge our obligations under the notes and the Indenture by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of (and premium, if any) and interest on the notes to maturity or redemption, provided in the case of maturity that such maturity is within one year, subject to meeting certain other conditions.

We may also elect to

(1) discharge most of our obligations in respect of the notes and the Indenture, not including obligations related to the defeasance trust or to the replacement of notes or our obligations to the Trustee (“legal defeasance”) or

(2) discharge our obligations under most of the covenants and under clause (3) of “Consolidation, Merger or Sale of Assets” (and the events listed in clauses (3) and (4) under “— Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion can not be given absent a change of law after the date of the indenture. The defeasance would in each case be effective when 123 days have passed since the date of the deposit in trust.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, member or stockholder of ours, as such, will have any liability for any obligations of ours under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Form, Denomination and Registration of New Notes

The new notes will be issued in registered form, without interest coupons, in denominations of $2,000 and higher integral multiples of $1,000, in the form of one or more global notes and, only in the limited circumstances described below, certificated notes.

The Trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

The notes may be presented at the corporate offices of the applicable Trustee for registration of transfer or exchange without service charge but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

Global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

Any beneficial interest in one global note that is transferred to a Person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions applicable to beneficial interests in such other global note for as long as it remains such an interest.

We will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the Trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

If DTC notifies us that it is unwilling or unable to continue as depositary for any of the global notes and a successor depositary is not appointed by us within 90 days of such notice, or an event of default has occurred and the Trustee has received a request from DTC, the Trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC. Any such certificated note issued in exchange for a beneficial interest in the U.S. global note or the temporary offshore global note will bear the restricted legend set forth under “Notice to Investors” and accordingly will be subject to the restrictions on transfer applicable to certificated notes bearing such restricted legend. In the case of certificated notes issued in exchange for beneficial interests in the temporary offshore global note, such certificated notes may be exchanged for certificated notes that do not bear such restricted legend after the Restricted Period, subject to the certification requirements applicable to exchanges of beneficial interests in the temporary offshore global note for beneficial interests in the permanent offshore global note described under “— Global Notes.”

If a global note is exchanged for certificated securities, the Trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures regarding those certificated notes.

Same Day Settlement

The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Governing Law

The Indenture and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We maintain general banking and credit relations with the Trustee in the ordinary course of business.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

General.  We are party to the Amended Credit Facility, dated as of January 6, 2006, among us, as borrower, PHH Vehicle Management Services, Inc., our wholly owned Canadian subsidiary, as Canadian subsidiary borrower, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders. The Amended Credit Facility was amended on November 2, 2007, March 27, 2008 and June 25, 2010. The Amended Credit Facility’s scheduled termination date is February 29, 2012 for those lenders under the Existing Credit Facility that consented to the Credit Facility Amendment and January 6, 2011 for those lenders under the Existing Credit Facility that did not consent to the Credit Facility Amendment (the “Non-Extending Lenders”). Subsequent to June 25, 2010, the Amended Credit Facility provides aggregate revolving loan commitments in the amount of $805 million. Upon the termination of the Non-Extending Lenders’ revolving commitments (the “Non-Extended Commitments”) on January 6, 2011, the maximum borrowing capacity under the Amended Credit Facility will be $525 million.

Interest and Fees.  Pricing under the Amended Credit Facility is based upon our senior unsecured long-term debt ratings. If the ratings on our senior unsecured long-term debt assigned by Moody’s Investors Service, Standard & Poor’s and Fitch Ratings are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Amended Credit Facility. As of November 2, 2010, borrowings pursuant to the revolving commitments of each Extending Lender (the “Extended Commitments”) under the Amended Credit Facility bore interest at a margin of 350 bps over a benchmark index of either LIBOR or the federal funds rate or 250 bps over the alternative base rate and borrowings pursuant to the Non-Extended Commitments bore interest at a margin of 70 bps over a benchmark index of either LIBOR or the federal funds rate. As of November 2, 2010, there is no utilization fee for the Extended Commitments; however, for the Non-Extended Commitments, the Amended Credit Facility requires us to pay a per annum utilization fee of 12.5 bps if its usage exceeds 50% of the aggregate Non-Extended Commitments. As of November 2, 2010, the Amended Credit Facility also required us to pay facility fees of 75 bps associated with the Extended Commitments and 12.5 bps associated with the Non-Extended Commitments.

Guarantees and security.  Our obligations under the Amended Credit Facility are not guaranteed by any of our existing subsidiaries. We guaranty any borrowings under the Amended Credit Facility by PHH Vehicle Management Services, Inc.’s Canadian subsidiaries. Obligations under the Amended Credit Facility are not secured by collateral.

Covenants.  The Amended Credit Facility contains certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. In addition, the Amended Credit Facility requires that we maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion, (ii) at all times, a ratio of indebtedness to our and our subsidiaries’ tangible net worth no greater than 6.5 to 1 and (iii) committed third party mortgage warehouse capacity (other than warehouse capacity provided by the GSEs) of at least $1.0 billion at all times, of which no more than $500 million may be exclusively related to the gestation of mortgage loans prior to the securitization of such loans or the sale of such loans to third-party investors, such as Fannie Mae and Freddie Mac (“Gestation Facilities”). The Amended Credit Facility also provides, subject to certain limited exceptions, that we cannot prepay or redeem indebtedness (other than our 4.0% Convertible Senior Notes due 2012 (the “2012 Convertible Notes”)), certain indebtedness permitted pursuant to the Amended Credit Facility (which does not include the notes offered hereby), the Amended Credit Facility and certain permitted refinancings) or pay dividends and other restricted payments unless after giving effect thereto (i) no amounts are outstanding under the Amended Credit Facility (other than letters of credit in an amount up to $50 million), (ii) the 2012 Convertible Notes have been extended, repaid, prefunded or refinanced, (iii) we have at least $50 million in unrestricted cash and cash equivalents and (iv) no event of default exists. In addition, the Amended Credit Facility provides that there will be no restrictions on our ability to pay dividends and other restricted payments if we have corporate ratings equal to or better than at least two of the following: Baa3 from Moody’s Investors Service, BBB- from Standard & Poor’s and BBB- from Fitch Ratings (in each case on stable outlook or better). Furthermore, the Amended Credit Facility includes a no negative pledge covenant, subject to certain limited exceptions (including for the notes issued in this offering), and a covenant prohibiting us from incurring senior indebtedness which matures before March 31, 2013, subject to certain limited exceptions. At September 30, 2010, we were in compliance with all of our financial covenants related to our Amended Credit Facility.

Existing Medium-Term Notes

General.  As of September 30, 2010, we had $429 million aggregate principal amount of medium-term notes (the “Medium-Term Notes”) issued and outstanding under the indenture, dated as of November 6, 2000 (as amended and supplemented, the “Medium-Term Notes Indenture”) by and between PHH and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee for Bank One Trust Company, N.A. The Medium-Term Notes have interest rates ranging from 7.2% to 7.9%. The effective rate of interest of our outstanding Medium-Term Notes was 7.2% as of September 30, 2010 and the average maturity was 2013 and ranged from March 2013 to April 2018. The outstanding Medium-Term Notes are unsecured and rank senior to all of our existing and future subordinated indebtedness and equally with all of our existing and future unsecured indebtedness. Our obligations under the Medium-Term Notes Indenture are not guaranteed by any of our existing subsidiaries.

Covenants.  The Medium-Term Notes Indenture contains certain affirmative and negative covenants, including, but not limited to, restrictions on mergers and liens. In addition, the Medium-Term Notes Indenture requires that we maintain a debt to tangible equity ratio of not more than 10 to 1. The Medium-Term Notes Indenture also restricts us from paying dividends if, after giving effect to the dividend payment, the debt to equity ratio exceeds 6.5 to 1. At September 30, 2010, we were in compliance with all of our financial covenants related to our Medium-Term Notes.

Existing Convertible Notes

On April 2, 2008, we completed a private offering of our 2012 Convertible Notes with an aggregate principal amount of $250 million and a maturity date of April 15, 2012 to certain qualified institutional buyers.

On September 29, 2009, we completed a private offering of our 4.0% Convertible Senior Notes due 2014 (the “2014 Convertible Notes”), with an aggregate principal amount of $250 million and a maturity date of September 1, 2014 to certain qualified institutional buyers.

The 2014 Convertible Notes and the 2012 Convertible Notes (together, the “Convertible Notes”) are our senior unsecured obligations, which rank equally with all of our existing and future senior debt. The 2014 Convertible Notes are governed by an indenture (the “2014 Convertible Notes Indenture”), dated September 29, 2009, between us and The Bank of New York Mellon, as trustee. The 2012 Convertible Notes are governed by an indenture (the “2012 Convertible Notes Indenture,” and, together with the 2014 Convertible Notes Indenture, the “Convertible Notes Indentures”), dated April 2, 2008, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

Under the Convertible Notes Indentures, holders may convert their Convertible Notes at their option on any day prior to the close of business on the “scheduled trading day” immediately preceding March 1, 2014, in the case of the 2014 Convertible Notes, and October 15, 2011, in the case of the 2012 Convertible Notes, only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the “measurement period”) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. All or any portion of the 2014 Convertible Notes and the 2012 Convertible Notes are convertible, regardless of the foregoing circumstances, at any time from, and including, March 1, 2014 and

October 15, 2011, respectively, through the third scheduled trading day immediately preceding their maturity on September 1, 2014 and April 15, 2012, respectively.

Upon conversion we will pay cash and, if applicable, deliver shares of our common stock based on a “daily conversion value” calculated on a proportionate basis for each “VWAP trading day” of the relevant 60 VWAP trading day observation period. The initial conversion rate for the 2014 Convertible Notes is 38.7522 shares of common stock per $1,000 in principal amount of 2014 Convertible Notes, equivalent to a conversion price of approximately $25.805 per share of common stock. The initial conversion rate for the 2012 Convertible Notes is 48.7805 shares of common stock per $1,000 in principal amount of 2012 Notes, equivalent to a conversion price of approximately $20.50 per share of common stock. Each conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest.

Subject to certain exceptions, holders of the Convertible Notes may require us to repurchase, for cash, all or part of their Convertible Notes upon a “fundamental change” (as defined in the Convertible Notes Indentures) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “fundamental change repurchase date.” In addition, upon a “make-whole fundamental change” (as defined in the Convertible Notes Indentures) prior to the maturity date of the Convertible Notes, we will, in some cases, increase the conversion rate for a holder of Convertible Notes that elects to convert its Convertible Notes in connection with such make-whole fundamental change. We may not redeem the 2014 Convertible Notes or the 2012 Convertible Notes prior to their maturity on September 1, 2014 and April 15, 2012, respectively.

The 2014 Convertible Notes and 2012 Convertible Notes bear interest at 4.0% per year, payable semiannually in arrears in cash on March 1st and September 1st and April 15th and October 15th, respectively. In connection with the issuance of the 2014 Convertible Notes and 2012 Convertible Notes, we recognized an original issue discount and issuance costs of $74 million and $60 million, respectively, which are being accreted to Mortgage interest expense in our Condensed Consolidated Statements of Operations included in our Form 10-Q for the quarter ended September 30, 2010 through March 1, 2014 and October 15, 2011, respectively, or the earliest conversion date of the 2014 Convertible Notes and 2012 Convertible Notes.

The Convertible Notes Indentures contain certain events of default after which the Convertible Notes may in certain circumstances become due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Convertible Note when due and such failure continues for 30 days; failure to pay any principal of, or extension fee (if any) on, any Convertible Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Convertible Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 days; failure in performance or breach of any covenant or agreement by us under the Indenture and such failure or breach continues for 60 days after written notice has been given to us; failure by us to comply with our notice obligations in connection with a fundamental change or specified corporate events, as applicable; failure to pay any indebtedness borrowed by us or one of our majority owned subsidiaries in an outstanding principal amount in excess of $25 million if such default is not rescinded or annulled within 30 days after written notice; failure by us or one of our majority-owned subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $25 million within 60 days of notice; and certain events in bankruptcy, insolvency or reorganization of our Company.

In connection with the issuance of the 2014 Convertible Notes and the 2012 Convertible Notes, we entered into convertible note hedging transactions with respect to the Conversion Premium (the “2014 Purchased Options” and the “2012 Purchased Options,” respectively, and the “Purchased Options” collectively) and warrant transactions whereby we sold warrants to acquire, subject to certain anti-dilution adjustments, shares of our common stock. The 2014 Purchased Options are intended to reduce the potential dilution of our common stock upon potential future conversion of the 2014 Convertible Notes and generally have the effect of increasing the conversion price of the 2014 Convertible Notes from $25.805 (based on the initial conversion rate of 38.7522 shares of our common stock per $1,000 principal amount of the 2014 Convertible Notes) to $34.74 per share. The 2012 Purchased Options are intended to reduce the potential dilution to our common stock upon potential future conversion of the 2012 Convertible Notes and generally have the effect of increasing the conversion price of the 2012 Convertible Notes from $20.50 (based on the initial conversion rate of 48.7805 shares of our common stock per $1,000 principal amount of the 2012 Convertible Notes) to $27.20 per share.

The New York Stock Exchange listing standards require stockholder approval prior to the issuance of shares of common stock or securities convertible into common stock that will, or will upon issuance, equal or exceed 20% of outstanding shares of common stock. Unless and until stockholder approval to exceed this limitation is obtained, we will settle conversion of the 2014 Convertible Notes entirely in cash.

Asset-Backed Debt

Vehicle Management Asset-Backed Debt

As of September 30, 2010, our subsidiaries had the following series of existing asset-backed notes outstanding:

Outstanding Principal
Amount
(In millions)

Chesapeake Series 2009-1 Term Notes	873
Chesapeake Series 2009-2 Class A Term Notes	850
Chesapeake Series 2009-2 Class B Term Notes	28
Chesapeake Series 2009-2 Class C Term Notes	26
Chesapeake Series 2009-3 Class A Term Notes	52
Chesapeake Series 2009-4 Class A Term Notes	207
Chesapeake Series 2010-1 Class A Notes(1)	610
FLRT Series 2010-1 Notes	266
FLRT Series 2010-2 Notes	131
Other	41

Total Vehicle Management Asset-Backed Debt	$3,084

(1)	On June 1, 2010, Chesapeake Funding LLC entered a conduit facility pursuant to which it (i) may issue from time to time up to $1.0 billion in aggregate principal amount of Series 2010-1 Class A Notes and (ii) issued approximately $500 million in aggregate principal amount of the Series 2010-1 Class A Notes.

General.  Vehicle management asset-backed debt primarily represents variable-rate debt issued by our wholly owned subsidiary, Chesapeake Funding LLC (“Chesapeake”), to support the acquisition of vehicles used by our Fleet Management Services segment’s U.S. leasing operations. Provided no termination or amortization event has occurred, the Series 2009-1, 2009-2, 2009-3, 2009-4 Notes and Series 2010-1 Notes (each as defined herein) have revolving periods during which time the pro-rata share of lease cash flows pledged to Chesapeake will create availability to fund the acquisition of vehicles to be leased to customers of our Fleet Management Services segment. As of September 30, 2010, the Chesapeake Series 2009-2 and Series 2009-3 Notes are revolving in accordance with their terms and the Chesapeake Series 2009-1 and Series 2009-4 Notes have begun to amortize in accordance with their terms. The FLRT Series 2010-1 and Series 2010-2 Notes (as defined herein) issued by Fleet Leasing Receivables Trust, our Canadian special purpose trust (“FLRT”) are amortizing notes with no revolving period.

Chesapeake Funding LLC

Series 2009-1 Term Notes.  On June 9, 2009, Chesapeake issued $1.0 billion in aggregate principal amount of its Floating Rate Asset Backed Notes (“Series 2009-1 Notes”). The Series 2009-1 Notes have a twelve month revolving period, after which the Series 2009-1 Notes will amortize with the initial amortization payment being made on June 15, 2010. The Series 2009-1 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-1 Supplement contains certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

Series 2009-2 Class A, B and C Term Notes.  On September 11, 2009, Chesapeake issued: (i) $850 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Notes, Class A (“Series 2009-2 Class A Notes”); (ii) $31.4 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Notes, Class B (“Series 2009-2 Class B Notes”); and (iii) $29.1 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Notes, Class C (“Series 2009-2 Class C Notes”) (Classes A, B and C collectively, the “Series 2009-2 Notes”). The Series 2009-2 Notes have an eighteen month revolving period, after which the Series 2009-2 Notes will amortize with the initial amortization payment being made on April 15, 2011. The Series 2009-2 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-2 Supplement contains certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

Series 2009-3 Class A, B and C Term Notes.  On November 18, 2009, Chesapeake issued: (i) $50 million in aggregate principal amount of Series 2009-3 Floating Rate Asset Backed Notes, Class A, (ii) $1,848,000 aggregate principal amount of Series 2009-3 Floating Rate Asset Backed Notes, Class B and (iii) $1,714,000 aggregate principal amount of Series 2009-3 Floating Rate Asset Backed Notes, Class C (Classes A, B and C collectively, the “Series 2009-3 Notes”). The Series 2009-3 Notes have a twenty-four month revolving period, after which the Series 2009-3 Notes will amortize with the initial amortization payment being made on November 7, 2011. The Series 2009-3 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-3 Supplement contains certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

Series 2009-4 Class A, B and C Term Notes.  On December 18, 2009, Chesapeake issued: (i) $250 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Notes, Class A, (ii) $9.25 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Notes, Class B, and (iii) $8.55 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Notes, Class C (Classes A, B and C collectively, the “Series 2009-4 Notes”). The Series 2009-4 Notes had a four month revolving period, after which the Series 2009-4 Notes began amortizing with the initial amortization payment being made on April 7, 2010. The Series 2009-4 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-4 Supplement contains certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

Series 2010-1 Term Notes.  On June 1, 2010, Chesapeake, our indirect wholly owned subsidiary, entered into the Series 2010-1 Supplement among Chesapeake, as issuer, PHH Vehicle Management Services, LLC, a wholly owned subsidiary, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, certain non-conduit purchasers, certain CP conduit purchaser groups, funding agents for the CP conduit purchaser groups and certain Class B Note Purchasers as set forth therein and The Bank of New York Mellon, as indenture trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008, as amended from time to time. Pursuant to the Series 2010-1 Supplement, Chesapeake: (i) may issue from time to time up to $1.0 billion aggregate principal amount of Series 2010-1 Class A Notes and (ii) issued approximately $33.0 million in aggregate principal amount of Series 2010-1 Class B Notes. The Series 2010-1 Class B Notes were sold to PHH Sub 2, Inc., our indirect wholly owned subsidiary, and subsequently resold to a third-party investor on October 4, 2010.

Also on June 1, 2010, Chesapeake issued $500 million in aggregate principal amount of the Series 2010-1 Class A Notes (the “Series 2010-1 Notes”), which were used to repay and terminate the remaining outstanding balance of $370 million under Chesapeake’s Series 2006-2 Notes, increase borrowings relative to the pool of eligible lease assets and fund certain other fees and costs in connection with the issuance of the Series 2010-1

Notes. The remaining $500 million of undrawn capacity under the Series 2010-1 Class A Notes is available to provide incremental committed funding for our domestic vehicle financing needs.

The revolving period for the Series 2010-1 Notes expires on May 31, 2011, unless triggered earlier upon the occurrence of certain specified events, and subject to extension pursuant to the terms of the Series 2010-1 Supplement. The Series 2010-1 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Series 2010-1 Supplement contains customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens. Under the Series 2010-1 Supplement, the amortization events include, among other things, any failure by us to maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion and (ii) at any time, a ratio of our and our subsidiaries’ indebtedness to our and our subsidiaries’ tangible net worth less than or equal to 6.5 to 1. Chesapeake has the option to prepay the Series 2010-1 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance and certain applicable fees.

Fleet Leasing Receivables Trust

Series 2010-1 Class A and B Notes.  On January 27, 2010, FLRT issued approximately $119 million of senior Class A-1 term asset-backed notes which was comprised of two subclasses of senior term asset backed notes (the “FLRT Series 2010-1 Class A-1 Notes”) and approximately $224 million of senior Class A-2 term asset-backed notes which was comprised of two subclasses of senior term asset backed notes (the “FLRT Series 2010-1 Class A-2 Notes” and together with the Series 2010-1 Class A-1 Notes, collectively the “FLRT Series 2010-1 Class A Notes”) to finance a fixed pool of eligible lease assets in Canada. Three of the four subclasses of FLRT Series 2010-1 Class A Notes were denominated in Canadian dollars with the remaining subclass of FLRT Series 2010-1 Class A Notes denominated in U.S. dollars. The FLRT Series 2010-1 Class A-1 notes and Class A-2 notes are amortizing notes and have maturity dates of February 15, 2011 and November 15, 2013, respectively. On the same date, FLRT also issued C$16,952,000 in aggregate principal amount of Series 2010-1 Class B asset-backed notes (the “Series 2010-1 Class B Notes,” and, together with the FLRT Series 2010-1 Class A Notes, the “FLRT Series 2010-1 Notes”). This series of transactions resulted in the sale of certain fleet lease assets originated and serviced by PHH Vehicle Management Services, Inc. to FLRT, which, in turn, issued and sold approximately C$363 million of the FLRT Series 2010-1 Class A Notes backed by the PHH Vehicle Management Services, Inc. fleet lease assets. FLRT is a Canadian special purpose trust established and administered by PHH Vehicle Management Services, Inc. for the purpose of acquiring, disposing of and administering fleet leases and borrowing funds or issuing securities to finance the acquisition of such assets. The FLRT Series 2010-1 Notes commenced amortization and bear interest payable monthly based on fixed annual percentage rates with the first interest and principal payment made by FLRT on February 15, 2010.

On August 31, 2010, FLRT entered into the Series 2010-2 indenture supplement pursuant to which up to $243 million in aggregate principal amount of notes (the “FLRT Series 2010-2 Notes”) may be issued under commitments provided by a syndicate of lenders to finance eligible fleet lease assets in Canada. On that date, $136 million of senior asset-backed notes were issued and used to pay down amounts outstanding under an unsecured facility. FLRT has the ability to issue additional notes up to the $243 million commitment amount until the scheduled expiration date of the commitment. Commitments under the Series 2010-2 indenture supplement are scheduled to expire on August 30, 2011, but are renewable subject to agreement by the parties. These notes were denominated in Canadian dollars and were issued as amortizing.

Mortgage Warehouse Asset-Backed Debt

Bank of America Warehouse Facility.  On October 14, 2010, PHH Mortgage entered into a $200 million committed mortgage warehouse financing facility with Bank of America, N.A. (“Bank of America”), pursuant to a master repurchase agreement and certain related agreements. This facility is scheduled to terminate on October 13, 2011 unless extended in accordance with its terms upon the mutual agreement of the parties.

JPMorgan Gestation Facility.  On September 2, 2010, PHH Mortgage entered into the Mortgage Loan Participation Sale Agreement, dated September 2, 2010 (the “JPMorgan Gestation Facility”) with JPMorgan Chase Bank, N.A., as purchaser (“JPMorgan”). Subject to compliance with the terms and conditions of the JPMorgan Gestation Facility, including the affirmative and negative covenants contained therein, the JPMorgan Gestation Facility commits JPMorgan to purchase from PHH Mortgage, from time to time during the term of the JPMorgan Gestation Facility, participation certificates evidencing a 100% undivided beneficial ownership interest in pools of fully amortizing first lien residential mortgage loans that are intended to ultimately be included in residential mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac (the “Agency Mortgage-Backed Securities”).

The aggregate purchase price of participation certificates owned by JPMorgan at any given time for which JPMorgan has not been paid the purchase price for the related Agency Mortgage-Backed Securities by the applicable takeout investor as specified in the applicable takeout commitment cannot exceed $500 million. The settlement of the sale of the Agency Mortgage-Backed Securities to third party takeout investors will effectively increase availability under JPMorgan’s purchase commitment, subject to the maximum commitment of $500 million, by reducing the amount of participation certificates that JPMorgan owns on the settlement date of such Agency Mortgage-Backed Securities. The revolving nature of the purchase commitment under the JPMorgan Gestation Facility provides PHH Mortgage with incremental funding capacity for originated mortgage loans prior to their securitization into Agency Mortgage-Backed Securities. Unless terminated earlier in accordance with its terms, upon the occurrence of specified termination events, including, among other things, certain defaults in payment with respect to other indebtedness by PHH or PHH Mortgage, the JPMorgan Gestation Facility expires on September 1, 2011.

The JPMorgan Gestation Facility contains various financial and non-financial covenants, including, among others, a covenant requiring PHH to maintain consolidated net worth of not less than $1 billion measured as of the last day of each fiscal quarter, a covenant requiring PHH and its subsidiaries, including PHH Mortgage, at all times, to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring PHH and its subsidiaries, including PHH Mortgage, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by the government-sponsored entities) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively related to Gestation Facilities. The JPMorgan Gestation Facility, subject to certain limited exceptions, also contains various negative covenants that restrict the ability of PHH Mortgage and the material subsidiaries of PHH to, among other things, incur and prepay certain indebtedness. PHH Mortgage is also generally required to maintain its status as an approved Ginnie Mae, Fannie Mae and Freddie Mac seller/servicer, subject to certain limited exceptions.

Bank of America Gestation Facility.  On July 23, 2010, PHH Mortgage entered into the Mortgage Loan Participation Purchase and Sale Agreement, dated July 23, 2010 (the “Bank of America Gestation Facility”) with Bank of America, as purchaser. Subject to compliance with the terms and conditions of the Bank of America Gestation Facility, including the affirmative and negative covenants contained therein, the Bank of America Gestation Facility commits Bank of America to purchase from PHH Mortgage, from time to time during the term of the Bank of America Gestation Facility, participation certificates evidencing a 100% undivided beneficial ownership interest in pools of fully amortizing first lien residential mortgage loans that are intended to ultimately be included in Agency Mortgage-Backed Securities.

The aggregate purchase price of participation certificates owned by Bank of America at any given time for which Bank of America has not been paid the purchase price for the related Agency Mortgage-Backed Securities by the applicable takeout investor as specified in the applicable takeout commitment cannot exceed $500 million. The settlement of the sale of the Agency Mortgage-Backed Securities to third party takeout investors will effectively increase availability under Bank of America’s purchase commitment, subject to the maximum commitment of $500 million, by reducing the amount of participation certificates that Bank of America owns on the settlement date of such Agency Mortgage-Backed Securities. The revolving nature of the purchase commitment under the Bank of America Gestation Facility provides PHH Mortgage with incremental funding capacity for originated mortgage loans prior to their securitization into Agency Mortgage-Backed Securities. Unless terminated earlier in accordance with its terms upon the occurrence of specified termination events, including among other things, certain defaults in payment with respect to other indebtedness by PHH or PHH Mortgage, the Bank of America Gestation Facility expires on July 22, 2011.

The Bank of America Gestation Facility contains various financial and non-financial covenants, including, among others, a covenant requiring PHH to maintain consolidated net worth of not less than $1 billion measured as of the last day of each fiscal quarter, a covenant requiring PHH and its subsidiaries, at all times, to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring PHH and its subsidiaries, including PHH Mortgage, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by the government-sponsored entities) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively related to Gestation Facilities. The Bank of America Gestation Facility, subject to certain limited exceptions, also contains various negative covenants that restrict the ability of PHH Mortgage and the material subsidiaries of PHH to, among other things, incur and prepay certain indebtedness. PHH Mortgage is also generally required to maintain its status as an approved Ginnie Mae, Fannie Mae and Freddie Mac seller/servicer, subject to certain limited exceptions.

RBS Warehouse Repurchase Facility.  On June 18, 2010, PHH Mortgage, our wholly-owned subsidiary, entered into the Second Amended and Restated Master Repurchase Agreement (the “Second Amended Repurchase Agreement”), among PHH Mortgage, as seller, and The Royal Bank of Scotland plc (“RBS”), as buyer. The Second Amended Repurchase Agreement became effective as of June 25, 2010 and amended and restated our $1.5 billion committed mortgage facility with RBS. The Second Amended Repurchase Agreement provides for $800 million in committed mortgage warehouse capacity (the “RBS Repurchase Facility”) and, subject to compliance with the terms of the Second Amended Repurchase Agreement, the RBS Repurchase Facility will expire on June 24, 2011. We also executed a Third Amended and Restated Guaranty, dated as of June 18, 2010 and effective as of June 25, 2010, in favor of RBS with regard to certain of the obligations and covenants of PHH Mortgage under the Second Amended Repurchase Agreement and agreements related thereto. Borrowings under the RBS Repurchase Facility bear interest at variable rates. The other terms of the RBS Repurchase Facility remain substantially the same (or more favorable to PHH Mortgage) as prior to the Second Amended Repurchase Agreement and the financial covenants are substantially consistent with the financial covenants contained in our Amended Credit Facility. See “— Credit Facilities” above. In addition, PHH Mortgage is required to maintain at least $2.5 billion in mortgage repurchase or warehouse facilities, comprised of any uncommitted facilities provided by Fannie Mae and any committed mortgage repurchase or warehouse facility, including the RBS Repurchase Facility but excluding other specified facilities. As of November 2, 2010, in addition to the RBS Repurchase Facility, PHH Mortgage maintained more than $4.35 billion in qualifying mortgage repurchase or warehouse facilities. This amount, however, includes our $350 million PHH Mortgage Facility (as defined herein), our $500 million Bank of America Gestation Facility and our $500 million JPMorgan Gestation Facility, which require maintenance of at least $2.0 billion of warehouse facilities (including any uncommitted facilities provided by Fannie Mae), $1.0 billion of warehouse facilities (excluding uncommitted facilities provided by the government-sponsored entities) and $1.0 billion of warehouse facilities (excluding uncommitted facilities provided by the government-sponsored entities), respectively. The assets collateralizing the RBS Repurchase Facility are not available to pay our general obligations or those of PHH Mortgage.

Credit Suisse Warehouse Repurchase Facilities.  On May 26, 2010, we obtained $500 million of new committed 364-day mortgage warehouse capacity under the two Credit Suisse Repurchase Facilities (as defined herein). PHH Mortgage, our wholly owned subsidiary, entered into the $350 million committed mortgage warehouse financing facility (the “PHH Mortgage Facility”) pursuant to a Master Repurchase Agreement, dated May 26, 2010, by and among us, as guarantor, PHH Mortgage, as seller, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer. PHH Home Loans, our indirect majority owned subsidiary, and certain of PHH Home Loans’ wholly owned subsidiaries entered into a $150 million committed mortgage warehouse financing facility (the “PHH Home Loans Facility,” and, together with the PHH Mortgage Facility, the “Credit Suisse Repurchase Facilities”), pursuant to a Master Repurchase Agreement, dated May 26, 2010, by and among PHH Home Loans and the subsidiaries of PHH Home Loans named therein, as sellers, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer (the “PHH Home Loans Repurchase Agreement”).

Borrowings under the Credit Suisse Repurchase Facilities bear interest at variable rates. The covenants under the PHH Mortgage Facility provide, among other things, that we must maintain (i) on the last day of each fiscal quarter, consolidated net worth of at least $1.0 billion and (ii) at all times, a ratio of indebtedness to our tangible net worth less than or equal to 6.5 to 1. Further, the PHH Mortgage Facility requires PHH Mortgage to maintain at least one additional warehouse or repurchase facility (which may include any uncommitted facilities provided by Fannie Mae) in a combined amount at least equal to $2.0 billion. Pursuant to an amendment to the PHH Home Loans Repurchase Agreement (the “PHH Home Loans Facility Amendment”), dated October 20, 2010, warehouse capacity under the PHH Home Loans Facility is temporarily increased from October 11, 2010 through December 31, 2010 to $325 million. Of the $325 million, $150 million is committed capacity and $175 million is uncommitted capacity. The PHH Home Loans Facility Amendment will terminate in accordance with its terms on December 31, 2010.

Ally Bank Warehouse Repurchase Agreement.  On April 8, 2010, the PHH Home Loans entered into a $150 million committed mortgage warehouse financing facility with Ally Bank pursuant to a master repurchase agreement and certain related agreements. This facility may be terminated upon 90 days’ notice or in accordance with its terms on its scheduled termination date of March 30, 2011.

Fannie Mae Repurchase Facilities.  We maintain variable-rate uncommitted mortgage repurchase facilities with Fannie Mae (the “Fannie Mae Repurchase Facilities”). As of September 30, 2010, borrowings under the Fannie Mae Repurchase Facilities were $325 million and were collateralized by $333 million of underlying mortgage loans included in Mortgage loans held for sale in our Condensed Consolidated Balance Sheet. As of September 30, 2010, borrowings under this variable-rate facility bore interest at 1%. The assets collateralizing these facilities are not available to pay our general obligations. Total uncommitted capacity was approximately $3.0 billion as of September 30, 2010. The Fannie Mae Repurchase Facilities are subject to termination by Fannie Mae upon 30-day notice and the total uncommitted capacity is subject to change by Fannie Mae at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations to a holder relating to the exchange of old notes for new notes pursuant to the exchange offer, as of the date hereof. This discussion does not address specific tax considerations that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, controlled foreign corporations, dealers in securities or currencies, and persons in special situations, such as those who hold notes as part of a straddle, synthetic security, conversion transaction, or other integrated investment comprising notes and one or more other investments). In addition, this discussion does not describe any tax considerations arising under U.S. federal gift or estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations relating to the exchange of old notes for new notes and relating to the acquisition, ownership and disposition of the new notes.

The exchange of an old note for a new note pursuant to the exchange offer will not constitute a “significant modification” of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes received directly from us), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus.

Each broker dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. For a period ending on the earlier of (i) 90 days from the date on which the exchange offer is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

LEGAL MATTERS

Certain matters with respect to the validity of the issuance of the new notes will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of PHH Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at http://www.phh.com. Information on our website is not incorporated into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended December 31, 2009 (filed with the SEC on March 1, 2010), including portions of our definitive proxy statement (filed with the SEC on April 30, 2010) incorporated by reference therein;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 (filed with the SEC on April 30, 2010), June 30, 2010 (filed with the SEC on August 3, 2010 and amended on Form 10-Q/A on August 11, 2010 and September 20, 2010) and September 30, 2010 (filed with the SEC on November 3, 2010); and

•	Current Reports on Form 8-K filed with the SEC on January 29, 2010, April 6, 2010, May 20, 2010, June 2, 2010 (two reports), June 15, 2010, June 23, 2010, July 1, 2010, July 29, 2010, August 3, 2010, August 4, 2010, August 9, 2010, August 12, 2010, August 20, 2010 and September 3, 2010.

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide a copy of the documents we incorporate by reference, at no cost, to any person that receives this prospectus. To request a copy of any or all of these documents, or the indenture or registration rights agreement, you should write or telephone us at:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-4268
Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

As permitted by the Maryland General Corporation Law (“MGCL”), Article Eighth, Paragraph (5) of PHH Corporation’s charter, provides for indemnification of directors and officers of PHH Corporation, as follows:

(5) The Corporation shall indemnify (A) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by applicable law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

The MGCL permits a corporation to indemnify its directors and officers (which include any person who is, or was, serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan), among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

As permitted by the MGCL, Article Eighth, Paragraph (6) of PHH Corporation’s charter provides for limitation of liability of directors and officers of PHH Corporation, as follows:

(6) To the fullest extent permitted by applicable law, as amended or interpreted, no current or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

As permitted under Section 2-418(k) of the MGCL, PHH Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not PHH Corporation would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

PHH Corporation has entered into indemnification agreements with each member of its Board of Directors, including PHH Corporation’s President and Chief Executive Officer, Jerome J. Selitto. Pursuant to

the agreements, PHH Corporation has agreed to indemnify and advance expenses and costs incurred by each director in connection with any claims, suits or proceedings arising as a result of his or her service as a director, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of PHH Corporation.

Item 21.	Exhibits and Financial Statement Schedules.

See the “Exhibit Index” following the signature pages hereto.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey on November 3, 2010.

PHH CORPORATION

By:	/s/ Jerome J. Selitto
Name:     Jerome J. Selitto

Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

We, the undersigned officers and directors of PHH Corporation, do hereby constitute and appoint Jerome J. Selitto and Sandra E. Bell or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerome J. Selitto Jerome J. Selitto	Director, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2010

/s/ Sandra E. Bell Sandra E. Bell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2010

/s/ James W. Brinkley James W. Brinkley	Director	November 3, 2010

/s/ James O. Egan James O. Egan	Director	November 3, 2010

/s/ Allan Z. Loren Allan Z. Loren	Director	November 3, 2010

/s/ Gregory J. Parseghian Gregory J. Parseghian	Director	November 3, 2010

/s/ Deborah M. Reif Deborah M. Reif	Director	November 3, 2010

/s/ Carroll R. Wetzel, Jr. Carroll R. Wetzel, Jr.	Director	November 3, 2010

EXHIBIT INDEX

Exhibit
Numbers		Description	Incorporation by Reference

3.1		Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on February 1, 2005.
3.2		Articles Supplementary	Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on March 27, 2008.
3.3		Articles of Amendment to the Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on June 16, 2009.
3.4		Amended and Restated By-Laws	Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K (SEC File No. 001-07797) filed on April 2, 2009.
4.1		Specimen common stock certificate.	Incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005.
4.2		See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-laws of the registrant defining the rights of holders of common stock of the registrant.	Incorporated by reference to Exhibit 3.1 to our Current Reports on Form 8-K filed on February 1, 2005, March 27, 2008, June 16, 2009 and April 2, 2009, respectively.
4.3		Indenture dated as of November 6, 2000 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.	Incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
4	.3.1	Supplemental Indenture No. 1 dated as of November 6, 2000 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.	Incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
4	.3.2	Supplemental Indenture No. 2 dated as of January 30, 2001 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 8, 2001.
4	.3.3	Supplemental Indenture No. 3 dated as of May 30, 2002 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.	Incorporated by reference to Exhibit 4.5 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 filed on August 8, 2007.
4	.3.4	Supplemental Indenture No. 4 dated as of August 31, 2006 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 1, 2006

Exhibit
Numbers		Description	Incorporation by Reference

4	.3.5	Form of PHH Corporation Internotes.	Incorporated by reference to Exhibit 4.6 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 9, 2008.
4	.3.6	Form of 7.125% Note due 2013.	Incorporated by reference to Exhibit 4.5 to our Current Report on Form 8-K filed on February 24, 2003.
4	.4‡‡	Amended and Restated Base Indenture dated as of December 17, 2008 among Chesapeake Finance Holdings LLC, as Issuer, and JP Morgan Chase Bank, N.A., as indenture trustee.	Incorporated by reference to Exhibit 10.76 to our Annual Report on Form 10-K for the year ended December 31, 2008 filed on March 2, 2009.
4	.4.1	Series 2009-1 Indenture Supplement, dated as of June 9, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.	Incorporated by reference to Exhibit 4.5.11 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed on November 5, 2009.
4	.4.2	Series 2009-2 Indenture Supplement, dated as of September 11, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 16, 2009.
4	.4.3	Series 2009-3 Indenture Supplement, dated as of November 18, 2009, among Chesapeake Funding, LLC as issuer and The Bank of New York Mellon, as indenture trustee.	Incorporated by reference to Exhibit 4.4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.4	Form of Series 2009-3 Class A Investor Note	Incorporated by reference to Exhibit 4.4.4 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.5	Form of Series 2009-3 Class B Investor Note	Incorporated by reference to Exhibit 4.4.5 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.6	Form of Series 2009-3 Class C Investor Note	Incorporated by reference to Exhibit 4.4.6 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.7	Series 2009-4 Indenture Supplement, dated as of December 18, 2009 among Chesapeake Funding, LLC as issuer and The Bank of New York Mellon, as indenture trustee.	Incorporated by reference to Exhibit 4.4.7 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.8	Form of Series 2009-4 Class A Investor Note	Incorporated by reference to Exhibit 4.4.8 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.9	Form of Series 2009-4 Class B Investor Note	Incorporated by reference to Exhibit 4.4.9 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.10	Form of Series 2009-4 Class C Investor Note	Incorporated by reference to Exhibit 4.4.10 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.

Exhibit
Numbers		Description	Incorporation by Reference

4	.4.11	Series 2010-1 Indenture Supplement, dated as of June 1, 2010 among Chesapeake Funding, LLC as issuer and The Bank of New York Mellon, as indenture trustee.	Incorporated by reference to Exhibit 4.4.11 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.12	Form of Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Notes, Class A.	Incorporated by reference to Exhibit 4.4.12 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4	.4.13	Form of Series 2010-1 Floating Rate Asset Backed Investor Notes, Class B.	Incorporated by reference to Exhibit 4.4.13 to our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 3, 2010.
4.5		Indenture dated as of April 2, 2008, by and between PHH Corporation and The Bank of New York, as Trustee.	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on April 4, 2008.
4	.5.1	Form of Global Note 4.00% Convertible Senior Note Due 2012.	Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on April 4, 2008.
4.6		Indenture dated as of September 29, 2009, by and between PHH Corporation and The Bank of New York Mellon, as Trustee.	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on October 1, 2009.
4	.6.1	Form of Global Note 4.00% Convertible Senior Note Due 2014.	Incorporated by reference to Exhibit A of Exhibit 4.1 to our Current Report on Form 8-K filed on October 1, 2009.
4.7		Trust Indenture dated as of November 16, 2009, between BNY Trust Company of Canada as issuer trustee of Fleet Leasing Receivables Trust and ComputerShare Trust Company Of Canada, as indenture trustee.	Incorporated by reference to Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
4	.7.1	Series 2010-1 Supplemental Indenture dated as of January 27, 2010, between BNY Trust Company of Canada as issuer trustee of Fleet Leasing Receivables Trust and ComputerShare Trust Company Of Canada, as indenture trustee.	Incorporated by reference to Exhibit 4.8.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
4	.7.2	Fleet Leasing Receivables Trust Series 2010-1 Class A-1a Asset-Backed Note.	Incorporated by reference to Schedule A-1a of Exhibit 4.8.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
4	.7.3	Fleet Leasing Receivables Trust Series 2010-1 Class A-1b Asset-Backed Note.	Incorporated by reference to Schedule A-1b of Exhibit 4.8.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
4	.7.4	Fleet Leasing Receivables Trust Series 2010-1 Class A-2a Asset-Backed Note.	Incorporated by reference to Schedule A-2a of Exhibit 4.8.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
4	.7.5	Fleet Leasing Receivables Trust Series 2010-1 Class A-2b Asset-Backed Note.	Incorporated by reference to Schedule A-2b of Exhibit 4.8.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.

Exhibit
Numbers		Description	Incorporation by Reference

4	.7.6	Fleet Leasing Receivables Trust Series 2010-1 Class B Asset-Backed Note.	Incorporated by reference to Schedule B of Exhibit 4.8.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
4	.7.7	Series 2010-2 Supplemental Indenture dated as of August 31, 2010, between BNY Trust Company of Canada as issuer trustee of Fleet Leasing Receivables Trust and ComputerShare Trust Company Of Canada, as indenture trustee.	Incorporated by reference to Exhibit 4.7.7 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed on November 3, 2010.
4	.7.8	Fleet Leasing Receivables Trust Series 2010-2 Class A Asset-Backed Note.	Incorporated by reference to Exhibit 4.7.8 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed on November 3, 2010.
4	.7.9	Fleet Leasing Receivables Trust Series 2010-2 Class B Asset-Backed Note.	Incorporated by reference to Exhibit 4.7.9 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed on November 3, 2010.
4.8		Indenture dated as of August 11, 2010 between PHH Corporation, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 12, 2010.
4	.8.1	Form of 9 1/4% Senior Note Due 2016.	Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on August 12, 2010.
5.1		Opinion of DLA Piper LLP (US) as to as to the validity of the issuance of the new notes.	Filed herewith
10.1		Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, by and among PHH Corporation and PHH Vehicle Management Services, Inc., as Borrowers, J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as Joint Lead Arrangers, the Lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.	Incorporated by reference to Exhibit 10.47 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.1.1	Second Amendment, dated as of November 2, 2007, to the Amended and Restated Competitive Advance and Revolving Credit Agreement, as amended, dated as of January 6, 2006, by and among PHH Corporation and PHH Vehicle Management Services, Inc., as Borrowers, J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as Joint Lead Arrangers, the Lenders referred to therein, and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on November 2, 2007.

Exhibit
Numbers		Description	Incorporation by Reference

10	.1.2	Third Amendment, dated as of March 27, 2008, to the Amended and Restated Competitive Advance and Revolving Credit Agreement, as amended, dated as of January 6, 2006, by and among PHH Corporation and PHH Vehicle Management Services, Inc., as Borrowers, J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as Joint Lead Arrangers, the Lenders referred to therein, and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.	Incorporated by reference to Exhibit 10.1.2 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 filed on November 5, 2009.
10	.1.3‡‡	Fourth Amendment, dated as of June 25, 2010, to the Amended and Restated Competitive Advance and Revolving Credit Agreement, as amended, dated as of January 6, 2006, by and among PHH Corporation and PHH Vehicle Management Services, Inc., as Borrowers, J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as Joint Lead Arrangers, the Lenders referred to therein and JP Morgan Chase Bank, N.A. as a Lender and as a Administrative Agent for the lenders.	Incorporated by reference to Exhibit 10.1.3 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 filed on August 3, 2010.
10.2		Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on February 1, 2005.
10	.2.1	Amendment No. 1 to the Amended and Restated Limited Liability Company Operating Agreement of PHH Home Loans, LLC, dated May 12, 2005, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.	Incorporated by reference to Exhibit 3.3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 filed on November 14, 2005.
10	.2.2	Amendment No. 2, dated as of March 31, 2006 to the Amended and Restated Limited Liability Company Operating Agreement of PHH Home Loans, LLC, dated as of January 31, 2005, as amended.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Cendant Corporation (now known as Avis Budget Group, Inc.) filed on April 4, 2006.
10	.2.3‡‡	Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, Cendant Mortgage Corporation, PHH Broker Partner Corporation and PHH Home Loans, LLC.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on February 1, 2005.
10	.2.4	Trademark License Agreement, dated as of January 31, 2005, by and among TM Acquisition Corp., Coldwell Banker Real Estate Corporation, ERA Franchise Systems, Inc. and Cendant Mortgage Corporation.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on February 1, 2005.

Exhibit
Numbers		Description	Incorporation by Reference

10	.2.5	Marketing Agreement, dated as of January 31, 2005, by and between Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc., Sotheby’s International Affiliates, Inc. and Cendant Mortgage Corporation.	Incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on February 1, 2005.
10	.2.6‡‡	Management Services Agreement, dated as of March 31, 2006, between PHH Home Loans, LLC and PHH Mortgage Corporation.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on April 6, 2006.
10	.2.7	Trademark License Agreement, dated as of January 31, 2005, by and between Cendant Real Estate Services Venture Partner, Inc., and PHH Home Loans, LLC.	Incorporated by reference to Exhibit 10.66 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.3‡‡	Origination Assistance Agreement, dated as of December 15, 2000, as amended through March 24, 2006, by and between Merrill Lynch Credit Corporation and Cendant Mortgage Corporation (renamed PHH Mortgage Corporation).	Incorporated by reference to Exhibit 10.67 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.3.1‡‡	Portfolio Servicing Agreement, dated as of January 28, 2000, as amended through October 27, 2004, by and between Merrill Lynch Credit Corporation and Cendant Mortgage Corporation (renamed PHH Mortgage Corporation).	Incorporated by reference to Exhibit 10.68 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.3.2‡‡	Loan Purchase and Sale Agreement, dated as of December 15, 2000, as amended through March 24, 2006, by and between Merrill Lynch Credit Corporation and Cendant Mortgage Corporation (renamed PHH Mortgage Corporation).	Incorporated by reference to Exhibit 10.69 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.3.3‡‡	Equity Access® and Omegasm Loan Subservicing Agreement, dated as of June 6, 2002, as amended through March 14, 2006, by and between Merrill Lynch Credit Corporation, as servicer, and Cendant Mortgage Corporation (renamed PHH Mortgage Corporation), as subservicer.	Incorporated by reference to Exhibit 10.70 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.3.4‡‡	Servicing Rights Purchase and Sale Agreement, dated as of January 28, 2000, as amended through March 29, 2005, by and between Merrill Lynch Credit Corporation and Cendant Mortgage Corporation (renamed PHH Mortgage Corporation).	Incorporated by reference to Exhibit 10.71 to our Annual Report on Form 10-K for the year ended December 31, 2005 filed on November 22, 2006.
10	.3.5	Letter Agreement dated August 8, 2008 by and between PHH Mortgage Corporation and Merrill Lynch Credit Corporation relating to the Servicing Rights Purchase and Sale Agreement dated January 28, 2000, as amended.	Incorporated by reference to Exhibit 10.69 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008.

Exhibit
Numbers		Description	Incorporation by Reference

10	.3.6‡‡	Mortgage Loan Subservicing Agreement by and between Merrill Lynch Credit Corporation and PHH Mortgage Corporation dated as of August 8, 2008.	Incorporated by reference to Exhibit 10.70 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 10, 2008.
10.4		Master Exchange Agreement, dated as of March 7, 2006, by and among PHH Funding, LLC, Chesapeake Finance Holdings LLC (f/k/a Chesapeake Funding LLC) and D.L. Peterson Trust.	Incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2006.
10.5		Purchase Agreement dated March 27, 2008 by and between PHH Corporation, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the Initial Purchasers.	Incorporated by reference to Exhibit 10.1 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.1	Master Terms and Conditions for Convertible Bond Hedging Transactions dated March 27, 2008 by and between PHH Corporation and J.P. Morgan Chase Bank, N.A.	Incorporated by reference to Exhibit 10.2 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.2	Master Terms and Conditions for Warrants dated March 27, 2008 by and between PHH Corporation and J.P. Morgan Chase Bank, N.A.	Incorporated by reference to Exhibit 10.3 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.3	Confirmation of Convertible Bond Hedging Transactions dated March 27, 2008 by and between PHH Corporation and J.P. Morgan Chase Bank, N.A.	Incorporated by reference to Exhibit 10.4 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.4	Confirmation of Warrant dated March 27, 2008 by and between PHH Corporation and J.P. Morgan Chase Bank, N.A.	Incorporated by reference to Exhibit 10.5 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.5	Master Terms and Conditions for Convertible Debt Bond Hedging Transactions dated March 27, 2008 by and between PHH Corporation and Wachovia Bank, N.A.	Incorporated by reference to Exhibit 10.6 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.6	Master Terms and Conditions for Warrants dated March 27, 2008 by and between PHH Corporation and Wachovia Bank, N.A.	Incorporated by reference to Exhibit 10.7 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.7	Confirmation of Convertible Bond Hedging Transactions dated March 27, 2008 by and between PHH Corporation and Wachovia Bank, N.A.	Incorporated by reference to Exhibit 10.8 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.8	Confirmation of Warrant dated March 27, 2008 by and between PHH Corporation and Wachovia Bank, N.A.	Incorporated by reference to Exhibit 10.9 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.9	Master Terms and Conditions for Convertible Bond Hedging Transactions dated March 27, 2008 by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.10 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.10	Master Terms and Conditions for Warrants dated March 27, 2008 by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.11 to our Current Report of Form 8-K filed on April 4, 2008.

Exhibit
Numbers		Description	Incorporation by Reference

10	.5.11	Confirmation of Convertible Bond Hedging Transactions dated March 27, 2008 by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.12 to our Current Report of Form 8-K filed on April 4, 2008.
10	.5.12	Confirmation of Warrant dated March 27, 2008 by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.13 to our Current Report of Form 8-K filed on April 4, 2008.
10.6		Second Amended and Restated Master Repurchase Agreement dated as of June 18, 2010, between The Royal Bank of Scotland PLC, as Buyer, PHH Mortgage Corporation, as Seller.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 23, 2010.
10	.6.1	Third Amended and Restated Guaranty dated as of June 18, 2010, made by PHH Corporation in favor of The Royal Bank of Scotland, PLC.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on June 23, 2010.
10.7		Purchase Agreement dated June 2, 2009 by and among PHH Corporation, PHH Vehicle Management Services, LLC, Chesapeake Funding LLC and J.P. Morgan Securities, Inc, Banc of America Securities LLC and Citigroup Global Markets, Inc., as representatives of several initial purchasers.	Incorporated by reference to Exhibit 10.7 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed on November 3, 2010.
10	.8‡‡	Purchase Agreement dated September 2, 2009 by and among PHH Corporation, PHH Vehicle Management Services, LLC, Chesapeake Funding LLC and J.P. Morgan Securities, Inc, Banc of America Securities LLC and Citigroup Global Markets, Inc., as representatives of several initial purchasers.	Incorporated by reference to Exhibit 10.12 to our Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2009 filed on January 12, 2010.
10.9		Purchase Agreement dated September 23, 2009, by and between PHH Corporation, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.1	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.2	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.3	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch.	Incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.4	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch.	Incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on September 29, 2009.

Exhibit
Numbers		Description	Incorporation by Reference

10	.9.5	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association.	Incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.6	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association.	Incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.7	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association.	Incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.8	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and Wachovia Bank, National Association.	Incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.9	Master Terms and Conditions for Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.10	Master Terms and Conditions for Warrants dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.11	Confirmation of Convertible Bond Hedging Transactions dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.12 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.12	Confirmation of Warrants dated September 23, 2009, by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.13 to our Current Report on Form 8-K filed on September 29, 2009.
10	.9.13	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on October 1, 2009.
10	.9.14	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on October 1, 2009.
10	.9.15	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and Wachovia Bank, National Association.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on October 1, 2009.
10	.9.16	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and Wachovia Bank, National Association.	Incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on October 1, 2009.
10	.9.17	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on October 1, 2009.

Exhibit
Numbers		Description	Incorporation by Reference

10	.9.18	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and Citibank, N.A.	Incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed on October 1, 2009.
10	.10†	Form of Indemnification Agreement.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 20, 2010.
10	.10.1†	PHH Corporation Unanimous Written Consent of the Board of Directors effective August 18, 2010.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on August 20, 2010.
10	.10.2†	PHH Corporation Management Incentive Plan.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 6, 2010.
10	.10.3†	Form of PHH Corporation Management Incentive Plan Award Notice.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on April 6, 2010.
10	.10.4†	PHH Corporation 2005 Equity and Incentive Plan.	Incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed on February 1, 2005.
10	.10.5†	Amendment Number One to the PHH Corporation 2005 Equity and Incentive Plan.	Incorporated by reference to Exhibit 10.35 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 filed on August 12, 2005.
10	.10.6†	Amended and Restated 2005 Equity and Incentive Plan (as amended and restated through June 17, 2009).	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 22, 2009.
10	.10.7†	First Amendment to the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, effective August 18, 2010.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on August 20, 2010.
10	.10.8†	Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Agreement, as amended.	Incorporated by reference to Exhibit 10.28 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed on May 16, 2005.
10	.10.9†	Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Conversion Award Agreement.	Incorporated by reference to Exhibit 10.29 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed on May 16, 2005.
10	.10.10†	Form of PHH Corporation 2005 Equity and Incentive Plan Non-Qualified Stock Option Award Agreement, as revised June 28, 2005.	Incorporated by reference to Exhibit 10.36 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 filed on August 12, 2005.
10	.10.11†	Form of PHH Corporation 2005 Equity and Incentive Plan Restricted Stock Unit Award Agreement, as revised June 28, 2005.	Incorporated by reference to Exhibit 10.37 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 filed on August 12, 2005.
10	.10.12†‡‡	Form of 2009 Performance Unit Award Notice and Agreement for Certain Executive Officers, as approved by the Compensation Committee on March 25, 2009.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 31, 2009.
10	.10.13†	PHH Corporation Non-Employee Directors Deferred Compensation Plan.	Incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K filed on February 1, 2005.

Exhibit
Numbers		Description	Incorporation by Reference

10	.10.14†	PHH Corporation Officer Deferred Compensation Plan.	Incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K filed on February 1, 2005.
10	.10.15†	PHH Corporation Savings Restoration Plan.	Incorporated by reference to Exhibit 10.12 to our Current Report on Form 8-K filed on February 1, 2005.
10	.10.16†	Transition Services and Separation Agreement by and between PHH Corporation and Terence W. Edwards dated August 5, 2009.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 5, 2009.
10	.10.17†	Amendment to the Transition Services and Separation Agreement by and between PHH Corporation and Terence W. Edwards dated as of September 11, 2009.	Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on September 16, 2009.
10	.10.18†	Release by and between PHH Corporation and Terence W. Edwards dated as of September 11, 2009.	Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on September 16, 2009.
10	.10.19†	Employment Agreement dated as of October 26, 2009, between Jerome J. Selitto and PHH Corporation.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on October 30, 2009.
10	.10.20†	Separation Agreement between PHH Corporation and Mark R. Danahy dated as of August 4, 2010.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 4, 2010.
10.11		Trust Purchase Agreement dated January 27, 2010 between Fleet Leasing Receivables Trust, as purchaser, PHH Fleet Lease Receivables L.P., as seller, PHH Vehicle Management Services Inc., as servicer and PHH Corporation, as performance guarantor.	Incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
10	.11.1	Agency Agreement dated as of January 25, 2010, between BNY Trust Company of Canada as trustee of Fleet Leasing Receivables Trust, PHH Vehicle Management Services Inc., as financial services agent of Fleet Leasing Receivables Trust and as originator, PHH Fleet Lease Receivables L.P., as seller and Merrill Lynch Canada Inc., CIBC World Markets Inc., RBC Dominion Securities Inc. and Scotia Capital Inc., as agents.	Incorporated by reference to Exhibit 10.15.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
10	.11.2‡‡	Agency Agreement dated as of January 25, 2010, between BNY Trust Company of Canada as trustee of Fleet Leasing Receivables Trust, PHH Vehicle Management Services Inc., as financial services agent of Fleet Leasing Receivables Trust and as originator, PHH Fleet Lease Receivables L.P., as seller and Merrill Lynch Canada Inc. and Banc of America Securities LLC, as agents.	Incorporated by reference to Exhibit 10.15.2 to our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010.
10.12		Mortgage Loan Participation Purchase and Sale Agreement dated as of July 23, 2010, between PHH Mortgage Corporation, as seller, and Bank of America, N.A., as purchaser.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 29, 2010.

Exhibit
Numbers		Description	Incorporation by Reference

10	.13‡	Purchase Agreement, dated August 6, 2010, by and between PHH Corporation, Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of the Initial Purchasers.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 9, 2010.
10.14		Registration Rights Agreement, dated August 11, 2010, by and between PHH Corporation and Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and RBS Securities Inc., as representatives of several initial purchasers of the notes.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August, 12, 2010.
10.15		Mortgage Loan Participation Sale Agreement dated as of September 2, 2010, between PHH Mortgage Corporation, as seller, and JPMorgan Chase Bank, National Association, as purchaser.	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 3, 2010.
12		Statement regarding computation of ratio of earnings to fixed charges	Filed herewith.
23.1		Consent of Deloitte & Touche LLP	Filed herewith.
23.2		Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	Filed herewith.
24.1		Power of Attorney (included on the signature page)	Filed herewith.
25.1		Statement of Eligibility of Trustee	Filed herewith.
99.1		Form of Letter of Transmittal	Filed herewith.
99.2		Form of Letter to Clients	Filed herewith.
99.3		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith.

‡	Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Exchange Act which portions have been omitted and filed separately with the Commission.

‡‡	Confidential treatment has been granted for certain portions of this Exhibit pursuant to an order under the Exchange Act which portions have been omitted and filed separately with the Commission.

†	Management or compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10) of Regulation S-K.